Exhibit 2

Japanese GAAP
Consolidated Financial Statements

May 6, 2004

Condensed Statements of Consolidated Financial Results

for the Year Ended March 31, 2004

Company Name:	NISSIN CO., LTD. (URL: http://www.nissin-f.co.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571)

Location of Head Office:	Ehime

President:	Kunihiko Sakioka, Representative Director

Inquiries:	Hitoshi Higaki, Managing Director and General Manager of Operations Control Division (Tel: +81-3-3348-2424)

Date of Board of Directors’ Meeting for Approval of the Financial Results:	May 6, 2004

Application of GAAP:	Japanese GAAP

Japanese GAAP
Consolidated Financial Statements

(Note: All amounts in these financial statements are rounded down to the nearest unit.)

1.	Consolidated Financial Results for the Year Ended March 31, 2004

1)	Consolidated Operating Results

	Years Ended March 31,
	2003		2004
		Percentages		Percentages
	Amount	(Note 5)	Amount	(Note 5)

	( in millions except percentages)
Operating revenues	¥45,601	24.9%	¥45,693	0.2%
Operating income	11,041	14.9	11,559	4.7
Ordinary income	10,714	15.8	11,112	3.7
Net income	5,209	8.1	6,186	18.7

	Years Ended March 31,
	2003	2004

	(in yen except percentages)
Net income per share:
Basic	¥79.63	¥49.04
Diluted	—	45.21
Return on equity (%)	11.8	12.5
Ratio of ordinary income to total assets (%)	5.6	5.4
Ratio of ordinary income to operating revenues (%)	23.5	24.3

Notes:	1.	Net losses from equity-method affiliates were ¥121 million for the year ended March 31, 2003 and ¥222 million for the year ended March 31, 2004.
	2.	The weighted-average numbers of outstanding shares were 64,460,020 shares for the year ended March 31, 2003 and 124,679,832 shares for the year ended March 31, 2004.
	3.	On May 20, 2003, NISSIN completed a two-for-one stock split.
	4.	Changes in accounting policy: Yes
	5.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase from the respective figures for the previous year.

2)	Consolidated Financial Position

	March 31,
	2003	2004

	( in millions except percentages
	and per share data)
Total assets	¥203,714	¥207,955
Shareholders’ equity	44,905	53,832
Shareholders’ equity ratio (%)	22.0%	25.9%
Shareholders’ equity per share (in yen)	708.98	425.90

Notes:	1.	There were 63,229,770 outstanding shares at March 31, 2003 and 126,228,167 outstanding shares at March 31, 2004.
	2.	On May 20, 2003, NISSIN completed a two-for-one stock split.

Japanese GAAP
Consolidated Financial Statements

3)	Consolidated Cash Flows

	Years Ended March 31,
	2003	2004

	( in millions )
Net cash (used in) provided by operating activities	¥(14,347)	¥5,053
Net cash used in investing activities	(1,462)	(2,184)
Net cash provided by (used in) financing activities	22,306	(6,237)
Cash and cash equivalents at end of year	23,612	20,243

4)	Scope of Consolidation and Application of the Equity Method

Consolidated subsidiaries:	6 companies
Non-consolidated subsidiaries accounted for under the equity method:	None
Affiliates accounted for under the equity method:	4 companies

5)	Change in the Scope of Consolidation and Application of the Equity Method

Newly consolidated subsidiaries:	4 companies
Formerly consolidated subsidiaries:	1 company
Affiliates newly accounted for under the equity method:	2 companies
Affiliates formerly accounted for under the equity method:	3 companies

2.	Consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2005

	Six Months Ending	Year Ending
	September 30, 2004	March 31, 2005

	( in millions )
Operating revenues	¥19,739	¥40,719
Ordinary income	4,452	8,891
Net income	4,351	6,839

     (Reference) Net income per share for the year ending March 31, 2005 is forecasted to be ¥26.80

Notes:	1.	NISSIN will conduct a two-for-one stock split on May 20, 2004. Net income per share for the year ending March 31, 2005 is calculated by using the number of outstanding shares of common stock at March 31, 2004 adjusted for the stock split (252,456,334 shares). If the number of outstanding shares of common stock is not adjusted to reflect the stock split, net income per share for the year ending March 31, 2005 would be forecasted to be ¥53.60.
	2.	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages 18 and 19 of the Supplementary Materials.

Japanese GAAP
Consolidated Financial Statements

SUPPLEMENTARY MATERIALS

1.	THE NISSIN CORPORATE GROUP

The Nissin corporate group (collectively the “Company”), comprised of NISSIN CO., LTD. (“NISSIN”), its six subsidiaries and four affiliates, provides integrated financial services as its primary business. Information about the members of the group is given below:

Business Segment	Business Category	Company Name	Business Description	Note
	Consumer loan Small business owner loan	Nissin Co., Ltd. Shinsei Business Finance Co., Ltd.	Provision of unsecured loans (with or without guarantors) and secured loans Provision of unsecured loans to small and medium-sized firms or owners	— Equity-method affiliate
Integrated financial services	Credit guarantee Leasing	Nissin Co., Ltd. Nissin Credit Guarantee Co., Ltd. NIS Lease Co., Ltd.	Credit guarantee in
connection with small
business owner loans
Credit guarantee in
connection with real estate
leases
Credit guarantee in
connection with accounts
receivable
Provision of equipment
leases, installment loans and
rentals
— Consolidated subsidiaries
	Customer development and mediation services	Ascot Co., Ltd. Webcashing.com Co., Ltd.	Internet-based loans and credit card customer development and mediation	Equity-method affiliates
Loan servicing	Loan servicing	Nissin Servicer Co., Ltd. J One Investment Co., Ltd. CN Capital Co., Ltd.	Acquisition and collection of specific money claims Investments in acquisition of specific money claims Acquisition of specific money claims	Consolidated subsidiaries Equity-method affiliate
Other businesses	Life or non-life insurance agency Corporate housing management	Nissin Insurance Co., Ltd. NIS Real Estate Co., Ltd.	Marketing of life or non-life insurance Real estate lease management	Consolidated subsidiaries

Notes:	1.	On April 24, 2003, Shiq Consulting Co., Ltd. changed its company name to Nissin Credit Guarantee Co., Ltd., and started credit guarantee business operations in connection with real estate leases.

	2.	On April 25, 2003, Nissin Insurance Co., Ltd., a wholly owned consolidated subsidiary, was established and commenced insurance agency business operations.

	3.	On June 25, 2003, Swan Credit Co., Ltd. completed allotments of shares to third parties, causing NISSIN’s equity interest in Swan Credit Co., Ltd to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over Swan Credit Co., Ltd., the equity method was not applied to Swan Credit Co., Ltd. for the year ended March 31, 2004.

	4.	On July 15, 2003, BB Net Corp. (OSE Hercules-listed company) completed allotments of shares to third parties, causing NISSIN’s equity interest in BB Net Corp. to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over BB Net Corp., the equity method was not applied to BB Net Corp. for the year ended March 31, 2004.

	5.	On September 8, 2003, NIS Real Estate Co., Ltd., a consolidated subsidiary, was established and commenced corporate housing management business operations.

Japanese GAAP
Consolidated Financial Statements

6.	On November 10, 2003, NIS Lease Co., Ltd., a wholly owned consolidated subsidiary, was established and commenced equipment leasing business operations.

7.	The equity method was not applied to i-cf, Inc. (TSE Mothers-listed company) because NISSIN sold its entire equity interest in i-cf, Inc.

8.	On March 31, 2004, NISSIN acquired an equity interest in Webcashing.com Co., Ltd., which became an equity-method affiliate.

9.	On March 18, 2004, NISSIN sold a portion of its equity interest in Big Apple Co., Ltd., and excluded the company from NISSIN’s consolidated subsidiaries.

10.	NISSIN indirectly owns J One Investment Co., Ltd., a wholly owned subsidiary of Nissin Servicer Co., Ltd., and CN Capital Co., Ltd., an equity-method affiliate of Nissin Servicer Co., Ltd. Both companies were established on January 26, 2004.

Japanese GAAP
Consolidated Financial Statements

     Our Business flow chart shown below:

Japanese GAAP
Consolidated Financial Statements

2.	MANAGEMENT POLICIES

1)	Basic Management Policies

With its policy of “innovation”, “familiarity” and “trust”, its corporate principle of “spirit of respect for human dignity”, and its honest and transparent management and business approach, the Company seeks to grow and develop together with all of the Company’s stakeholders (shareholders, customers, business partners and employees) by rapidly responding to changes in its business environment.

At the Company, we recognize the importance of responding to the financing difficulties of individual owners of small and medium-sized businesses and small retailers resulting from the worsening economic environment in recent years, and the importance of addressing the problem of multiple indebtedness resulting from increasingly severe competition in the consumer credit market. We also recognize that we must increase the Company’s social awareness and improve corporate and shareholder value. Based on this recognition, and under its medium-term management vision of becoming a new type of non-bank that provides “total financial solutions” through creation of innovative services and new markets, the Company intends to enter into new credit businesses to fully utilize the trust and expertise cultivated by the Company and to provide strong support to various sectors of society, including by serving as a partner to small and medium-sized business firms seeking to achieve their business plans.

Also, we are fulfilling our responsibilities and accountability as a lender by providing products and services that are trusted and relied upon by customers and valued by society.

2)	Basic Policies Concerning Distribution of Earnings

NISSIN has placed profit appropriation to shareholders as a top-priority issue and implemented suitable profit appropriation measures that include dividend increases and stock splits, based on consideration of economic and financial circumstances, industry trends and the Company’s financial position and business performance. NISSIN plans to continue to maintain a target dividend payout ratio of 15% in the future with the policy of maintaining stable dividend payments that reflect with our earnings.

Based on the policy indicated above, NISSIN plans to pay an annual dividend of ¥8.50 per share for this fiscal year, which includes a half-year dividend of ¥3.75 per share and a year-end divided of ¥4.75 per share.

At NISSIN’s 44th Annual Meeting of Shareholders, a resolution was approved concerning the acquisition of up to a maximum of 3 million shares of treasury stock for the purpose of increasing shareholder earnings by improving capital efficiency. Pursuant to the resolution, the Company has completed the acquisition of 3 million shares.

In addition, in order to gain more flexibility in the acquisition of treasury stock, a resolution on the amendments of the Article of Incorporation concerning the acquisition of treasury stock will be submitted to NISSIN’s 45th Annual Meeting of Shareholders in June 2004.

With regard to the use of retained earnings, the Company intends to strengthen its future financial position by using reserves to develop new products and services, to establish the new business model, and to expand its sales network and strategic investments that will lead to further growth.

Also, the Company implemented a stock option plan for directors and certain employees during the year ended March 31, 2004. The Company will continue to implement the plan in order to improve employee morale and the incentive for every employee of the Company to increase the Company’s profitability, and to further link distributions of earnings within the Company to shareholder profit. It is our intention to maximize corporate and shareholder value through this measure.

Japanese GAAP
Consolidated Financial Statements

3)	Principles and Policies Concerning Reduction in the Unit Investment Amounts

The Company is aware that expanding the number of individual investors and improving the liquidity of our shares are important issues. It is our intent to continue creating an environment that makes the Company’s shares appealing to individual investors and to improve the level of their participation.

For the above-mentioned reasons, a three-for-one stock split in 2001 and two-for-one stock splits were carried out in 2002 and 2003, respectively. Furthermore, another two-for-one stock split, making this year the fourth consecutive year in which we conduct a stock split, will be carried out on May 20, 2004. Consequently, the trading volume of NISSIN’s shares as well as the number of issued shares have increased significantly.

In the future, the Company will continue to aggressively reduce the unit investment amounts after carefully considering the trends in our business performance, share price and the number of our shareholders as well as the market trends.

4)	Management Objectives

To increase the efficiency of investment of shareholders’ equity and strengthen the Company’s financial position and to enhance stability and profitability comprehensively, the Company focuses on the return on shareholders’ equity, the shareholders’ equity ratio and net income per share as management objectives. The goals for the objectives are as follows:

Return on shareholders’ equity	15%
Shareholders’ equity ratio	25%
Net income per share	¥50 per share

5)	Medium to Long-Term Management Strategy

To realize its management vision of becoming a new type of non-bank that offers total financial solutions through creation of innovative services and new markets, the Company has adopted a critical strategy of pursuing alliances with a wide variety of firms. The Company is devoting its efforts to differentiating itself from its competitors by creating new products that meet the demand of all customers in order to achieve further growth, and to providing value-added financial solutions that are not available from the conventional finance business by evolving from a traditional integrated financial firm to a “total financial solutions provider”.

In addition to implementing this management strategy, the Company intends to restructure and strengthen its business structure and reform management policies as the business environment changes. Furthermore, the Company will devote every effort to increasing operational efficiency, reducing costs, and establishing a strong base for profitability.

The significant elements of the alliance strategy are given below:

I.	Financial version of an OEM strategy

Firms in industries such as manufacturing have not been able to adequately engage in transactions with owners of small and medium-sized firms and small retailers due to their higher credit risks. The Company will seek to contribute to the efforts of its alliance partners in these industries to expand their sales, as well as to meet the investment needs of owners of small and medium-sized firms and small retailers, by minimizing credit risks through provision of credit screenings, loan guarantees, loan servicing and other services for the alliance partners.

Japanese GAAP
Consolidated Financial Statements

II.	Alliance strategy for services to small business owners

To develop business support services for business owners and offer new financial services not available from the traditional finance industry, the Company will promote alliances with firms in other industries and other financial institutions in order to combine the brand value and customer bases of our alliance partners with the Company’s credit expertise.

III.	Alliance strategy for services to consumers

In order to be able to respond to customers’ financing needs, the Company intends to build a new customer service base for its alliance partner firms and expand the Company’s sales channel, by promoting tie-ups with consumer loan firms and through guaranteed loan businesses.

6)	Challenges for the Company

Japan’s high unemployment rate has caused personal consumption to stagnate, and the long-term deflationary trend has caused corporate and personal bankruptcies as well as debt restructuring using legal procedures to increase rapidly. In the Company’s industry, further enhancement of credit risk management and improvement of credit quality are common concerns of every company.

In response to this issue, the Company has promoted increased efficiency and skill improvement of the credit screening department’s operations and the reorganization of its credit management system. In addition, the Company is actively seeking alliance opportunities by developing new business partners and establishing a follow-up system for various business partners. Through such measures, the Company aims to provide high-quality financial services that accurately respond to the diversifying financial needs of our clients. Moreover, it is anticipated that this move will improve the quality of our loans receivable.

Japanese GAAP
Consolidated Financial Statements

7)	The Basic View of Corporate Governance and Implementation of Corporate Governance Policies

(The basic view of corporate governance)

The Company separates the duties of management decision making, operation supervising and business operating. To respond flexibly to the changes in the business environment, we recognize that the Company must seek to improve management efficiency, strengthen management audit systems and ensure that its audit system is effective. A major premise for such efforts is the soundness of its management organization based on transparent director elections and compensation decisions, as well as clearly defined responsibilities of directors.

Also, we recognize that compliance and risk management are essential to our sustainable growth, and we take action to upgrade our compliance program and system to remain effective.

(Implementation of corporate governance policies)

I.	Overview of NISSIN’s corporate governance system, including management organization

i. Whether NISSIN is a company governed by an audit committee system or statutory auditor system

NISSIN has adopted a statutory auditor system.

ii. Elections for outside directors and outside statutory auditors

NISSIN’s Board of Statutory Auditors is currently comprised of four individuals. With the appointment of two outside statutory auditors (part-time), however, the Company has strengthened its system for supervising directors’ performances of their business responsibilities.

The Company does not have any outside directors.

iii. Summary of various committees

Although NISSIN is not considering at the present time the establishment of a Material Assets Committee or becoming an audit committee–based company as defined in the Commercial Code, NISSIN has established a Nomination and Compensation Committee to ensure that decisions on director nominations and compensation are transparent and objective. Furthermore, in line with the spirit of the Commercial Code, NISSIN has tapped individuals outside the Company to serve on the committee.

iv. Assignment of full-time staff for outside statutory auditor positions

NISSIN has not hired any full time staff at the present time, but the Corporate Planning Department works as the secretariat for the Board of Statutory Auditors and also prepares an independent budget.

Japanese GAAP
Consolidated Financial Statements

v. Execution and supervision

Japanese GAAP
Consolidated Financial Statements

NISSIN’s Board of Directors is composed of nine directors, and as a general rule convenes once a month. In addition to determining the Company’s management strategy and discussing matters of importance to the Company, the Board of Directors receives reports on operating results and the status of business operations from the individuals in charge of each department in person at the meetings, and examines measures for responding quickly to changes in the Company’s business environment.

The Company’s audit system, which is designed to review management decision-making and business operations, works to enhance the management audit function and ensure management transparency and objectivity, based on audits prepared by the statutory auditors, among whom are outside statutory auditors, internal audits performed mainly by the Business Audit Department, and audits performed by the independent auditor firm.

II.	Internal control mechanisms

NISSIN has established an organization consisting of the Sales & Marketing Control Division, which is responsible for all sales departments, and the Operations Control Division, which is responsible for all activities in human resources and general affairs, accounting and finance, corporate planning, public relations and legal affairs, as well as corporate governance. NISSIN has created this organizational structure to control the authority transferred to each department and maintain appropriate supervision and control.

III.	Risk management

Departments identify material risk factors and operate under the approval of the General Manager of the Operations Control Division. To improve risk management, we identified various risk items during the previous year, and are upgrading our system of assessment and control.

IV.	Compensation of directors and statutory auditors, and auditing fee of accounting audit firm

The compensation of directors and audit expense of the Company’s accounting firm for the year ended March 31, 2004 are as follows:

(in millions)
Directors and statutory auditors	¥137
Inside statutory auditors	29
Outside statutory auditors	5

Compensation of directors	172
Auditing fee for auditing report	38
Other	7

Auditing fee of accounting audit firm	45

Note: The Company does not have any outside directors.

V.	Summary of personnel relationships, capital or business relationships and other interests between the Company and the Company’s outside directors and outside statutory auditors

The Company does not have any outside directors. There are no special interests between the Company and the Company’s outside statutory auditors. The information on our outside statutory auditors is as follows:

Japanese GAAP
Consolidated Financial Statements

Position	Name	Resume

April 1973, began practice as attorney

June 1991, selected as outside statutory auditor
Statutory auditor	Yoshimitsu Nishijima
June 2004, scheduled to retire as outside statutory auditor

April 1979, employed by Miyata Licensed Tax Accountant Office
Statutory auditor	Isao Narimatsu
June 2001, selected as outside statutory auditor

December 2001, opened Konishi Asada Licensed Accountant Office as partner
Statutory auditor nominated	Katsuhiko Asada
June 2004, nominated as outside statutory auditor

VI.	Status of initiatives taken during the most recent year to enhance corporate governance

The Company took the initiative to enhance its corporate governance. Furthermore, we modified its organizational structure as follows:

On April 1, 2003, NISSIN established the Operations Control Division, which is responsible for all activities related corporate governance, the Investor Relations Department to better public relations activity, and the Compliance Section in the Corporate Planning Department to handle legal and compliance issues with regard to the Company’s business activities.

Additionally, NISSIN established the Information Management Section in the Corporate Planning Department to manage all important business and financial information of the Company as part of its efforts to reinforce internal controls.

Furthermore, with respect to our approach of corporate governance and risk management in respond to the Sarbanes-Oxley Act following the listing of our shares on the New York Stock Exchange (“NYSE”), we collected a wide range of views from inside and outside of the Company, studied them from different perspectives and reflected them in our business operation. As a NYSE-listed company, we will continue to do our best to strengthen and enhance our corporate governance by establishing a compliance mechanism that ensures the transparency of management and speedy and appropriate disclosure.

Japanese GAAP
Consolidated Financial Statements

3.	BUSINESS PERFORMANCE AND FINANCIAL POSITION

1)	Business Performance

In order to prevent deflation and stabilize the capital markets, the Japanese government, together with the Bank of Japan, has implemented powerful and comprehensive measures. Under these measures, the Japanese economy shows signs of recovery mainly in the corporate sector, such as improvement in corporate profits and an increase in business investments, and the stock markets have improved, as the expectation for economic recovery have grown. However, financial instability and deflationary trends have not changed significantly due to the tough employment conditions and low levels of personal consumption.

In NISSIN’s industry, concerns over the deterioration of operating results persisted despite the leveling in the number of corporate and personal bankruptcies. The industry was negatively affected by weak personal consumption, which led borrowers to restrain their borrowings and make early repayments. Lenders found difficulty in trying to increase their loans receivable balances because of fewer borrowers and witnessed increases in loan loss-related expenses.

Given this business environment, the Company focused its efforts on realizing its goal of becoming a “Total Financial Solutions” company through creation of new credit businesses. As the importance of the consumer finance market declined, the Company strengthened its emphasis on its loan business centered on small business owners. In addition, the Company aimed to improve the quality of assets, mainly composed of loans receivable, and tightened credit screening standards with a view to improving future profitability.

As a result of our efforts in proactive promotion of the integrated financial services while considering the credit control and risk management, the total balance of our loans outstanding as of March 31, 2004 was ¥175,440 million, a slight increase of ¥317 million, or 0.2%, compared with the total balance of loans outstanding at the end of the previous year.

With respect to operating revenues, despite a slight increase in the total balance of loans outstanding, interest income from loans receivable was ¥38,623 million, a decrease of ¥449 million, or 1.2%, compared with interest income from loans receivable for the previous year. However, guarantee fees received from alliance companies such as Sanyo Club Co., Ltd. and Shinsei Business Finance Co., Ltd. increased to ¥368 million from ¥93 million for the previous year, and the positive development of Nissin Servicer Co., Ltd. contributed to operating revenues of ¥45,693 million, an increase of ¥91 million, or 0.2%, compared with operating revenues for the previous year.

Other than benefiting from the financial market resulting from the continued loose monetary policy by the Japanese government and the Bank of Japan, we improved the terms of our transactions and diversified financing methods, such as through the issuance of commercial paper. Furthermore, the balance of interest-bear debt decreased 3.9% as of March 31, 2004 compared with the balance at the end of the previous year, and financial costs came to ¥3,389 million, a decrease of ¥285 million, or 7.8%, compared with financial costs for the previous year.

Despite increases in loan loss-related costs and cost of purchased loan collection, due to decreases in expenses such as advertising expense, total other operating expenses were ¥30,745 million, a decrease of ¥140 million, or 0.5%, compared with total other operating expenses for the previous year.

Consequently, total operating expenses were ¥34,134 million, a decrease of ¥426 million, or 1.2%, and operating income totaled ¥11,559 million, an increase of ¥517 million, or 4.7%, compared with operating income for the previous year.

Japanese GAAP
Consolidated Financial Statements

Other income was ¥49 million, a decrease of ¥20 million, or 28.9%, compared with other income for the previous year. Other expenses totaled ¥496 million, an increase of ¥100 million, or 25.3%, compared with other expenses for the previous year, due to Nissin Servicer’s interest expense of ¥74 million and equity losses on affiliates of ¥222 million. Consequently, ordinary income was ¥11,112 million, an increase of ¥397 million, or 3.7%, compared with ordinary income for the previous year.

Due to gain on sales of fixed assets of ¥117 million, gain on sales of investment securities of ¥319 million, gain on change of equity interest of ¥373 million and gain on sales of equity interest in subsidiaries and affiliates of ¥314 million, special gain totaled ¥1,125 million, a significant increase of ¥905 million, or 411.5%, compared with special gain for the previous year.

Despite impairment loss of fixed assets of ¥590 million, losses on sales of investment securities of ¥469 million and impairment loss of investment securities of ¥239 million, special losses totaled ¥1,463 million, a decrease of ¥297 million, or 16.9%, compared with special losses for the previous year.

As a result of the above, net income for the year ended March 31, 2004 rose to ¥6,186 million, an increase of ¥976 million, or 18.7%, compared with net income for the previous year.

On a non-consolidated basis for the year ended March 31, 2004, operating revenues decreased by ¥586 million, or 1.4%, to ¥40,795 million, operating income increased by ¥205 million, or 2.0%, to ¥10,668 million, ordinary income increased by ¥292 million, or 2.8%, to ¥10,596 million and net income increased by ¥538 million, or 10.9%, to ¥5,483 million, compared to the respective figures for the previous year.

Conditions of the various group segments are described below:

I.	Integrated Financial Services

In order to strengthen its business management structure, NISSIN integrated the Eastern Japan Sales Department with the Western Japan Sales Department and Sales Support Department to form a new Sales and Marketing Control Department during the year ended March 31, 2004. With respect to our joint venture with Shinsei Business Finance Co., Ltd., 30 branch offices of NISSIN began selling Shinsei Business Finance Co., Ltd. products from April 2003, establishing a distribution channel that will help to acquire new customers for the Company. In addition, in order to respond more quickly to the ever-diversifying needs of small and medium-sized companies, the Company also set up the Tokyo Sales Office for handling commercial bill discounts, promissory note advances and account-receivable collateralized loans, in the Tokyo region. Moreover, the Niihama Branch in April 2003, the Kameido Branch in May 2003, the Akabane loan office in January 2004 and the Tokyo loan office in March 2004 were abolished, in order to improve the efficiency of the Company’s sales and management operations. Finally, in response to the increasing number of corporate insolvencies and personal bankruptcies, NISSIN has limited the provision of unsecured, non-guaranteed loans (from the perspective of credit risk management) and has made efforts to promote secured loans via alliance strategies.

Furthermore, while aggressively promoting a consultation-type sales strategy that responds to a wide-range of consumer needs, the Company has
1.	tied up with Sanyo Electric Credit Group, a leasing company, to expand our business owner loans business, and
2.	established a joint venture of Shinsei Business Finance Co., Ltd. together with Shinsei Bank, Limited to develop our business owner loan business, in order to strengthen our core loan business and focus on becoming a company that supports the growth of our business owner clients. Moreover, with respect to the distribution channels, a business alliances were formed with Orient Credit Co., Ltd. in August 2003, Gulliver International Co., Ltd. in September 2003 and usen Corp. in November 2003 to offer new financial services not available in the traditional finance industry by combining the brand value and customer bases of alliance partners with the Company’s credit expertise. The Company strives to develop its operations in order to be able to respond more quickly to the ever-diversifying needs of owners of small and medium-sized companies, as well as to expand its customer’s base.

Japanese GAAP
Consolidated Financial Statements

NISSIN established the Real Estate Finance Business Department to provide loans secured by real estate with high liquidity as working capital to condominium developers in areas around Tokyo in February 2004.

As a result of the above, the total number of loan accounts decreased by 9.4% to 163,195 and the total balance of loans outstanding increased by 0.2% to ¥175,440 million, compared with the respective figures at the end of previous year. The significant components of loans outstanding as of March 31, 2004, and the percentage of increase or decrease from the respective figures at the end of the previous year were as follows:

Number of Accounts

	March 31,		Changes
Loan Products	2003	2004	Number of Accounts	Percentage

Consumer loans	106,731	88,809	(17,922)	(16.8)%
Wide loans	35,705	33,975	(1,730)	(4.8)
Small business owner loans	22,826	23,794	968	4.2
Business Timely loans	14,511	16,163	1,652	11.4

Balance of Loans Outstanding

	March 31,		Changes
Loan Products	2003	2004	Amount	Percentage

Consumer loans	¥40,938	¥35,604	¥(5,334)	(13.0)%
Wide loans	62,767	55,686	(7,080)	(11.3)
Small business owner loans	52,651	55,152	2,501	4.8
Business Timely loans	17,302	18,658	1,356	7.8

In addition, NISSIN guarantees loans by customers of alliance companies. As a result, the balance of guaranteed loans increased by ¥2,112 million, or 140.4%, to ¥3,616 million, and guarantee fees received by NISSIN increased by ¥274 million, or 294.7%, to ¥367 million, compared to the respective figures for the previous year.

Shiq Consulting Co., Ltd., a company engaged in other businesses, was renamed as Nissin Credit Guarantee Co., Ltd. on April 24, 2003. The company now provides credit-guaranteeing services for real-estate leases to support the business expansion of entrepreneurs.

Additionally, NIS Lease Co., Ltd. was established on November 10, 2003 and commenced leasing business operations in connection with the Company’s expansion of financial services to business owners.

As a result of the above, from integrated financial services operating business, revenue for the year ended March 31, 2004 decreased by ¥509 million, or 1.2%, to ¥40,863 million, and operating income increased by ¥43 million, or 0.4%, to ¥10,570 million, compared with the respective figures for the previous year.

II.	Loan Servicing

Nissin Servicer Co., Ltd., which utilizes the credit management know-how and expertise cultivated by the Company, successfully operated in the business of purchasing and collecting distressed loans. As a result, purchased loans outstanding amounted to ¥5,059 million as of March 31, 2004, and its operations generated ¥4,599 million in operating revenues and ¥899 million in operating income for the year ended March 31, 2004.

Japanese GAAP
Consolidated Financial Statements

2)	Consolidated Financial Position

I.	Assets, Liabilities and Shareholders’ Equity

As of March 31, 2004, total assets increased by ¥4,240 million, or 2.1%, as compared to total assets at the end of the previous year, to ¥207,955 million. This increase is primarily attributable to an increase of ¥6,578 million, or 213.4%, in investment securities to ¥9,661 million in connection with various ventures in which we are seeking synergy, despite a slight increase of ¥317 million, or 0.2%, in loans receivable to ¥175,440 million and an increase of ¥2,286 million, or 19.1%, in allowance for loan losses to ¥14,246 million, as compared to the respective figures at the end of the previous year, which reflect our conservative provision of reserves in view of the recent economic situation.

Total liabilities decreased by ¥4,847 million, or down 3.1%, as compared to total liabilities at the end of the previous year to ¥153,961 million. This decrease is mainly attributed to a decrease in interest-bearing debt of ¥6,054 million, or down 3.9%, as compared to interest-bearing debt at the end of the previous year.

With respect to shareholders’ equity, consolidated net income for the year ended March 31, 2004 amounted to ¥6,186 million, or up 18.7%, as compared to consolidated net income for the previous year. However, upon acquiring of treasury stock pursuant to the Article 210 of Commercial Code, treasury stock increased to ¥3,727 million, as compared with ¥2,816 million at the end of the previous year. Consequently, total shareholders’ equity increased to ¥53,832 million, an increase of ¥8,926 million, or up 19.9%, and the shareholders’ equity ratio as of March 31, 2004 increased to 25.9%, an increase of 3.9%, as compared to shareholders’ equity ratio at the end of the previous year.

II.	Cash Flows

As of March 31, 2004, cash and cash equivalents (hereafter referred to as “cash”) decreased to ¥20,243 million, a decrease of ¥3,369 million compared with cash at the end of the previous year. This is mainly due to the redemption of bonds and borrowings, despite a smaller net increase in loans receivable.

(Cash Flows From Operating Activities)

For the year ended March 31, 2004, net cash provided by operating activities amounted to ¥5,053 million, compared with net cash of ¥14,347 million used in operating activities for the previous year. This change is mainly attributable to net income before income taxes of ¥10,774 million, an increase of ¥1,601 million, loan loss-related costs of ¥14,119 million, an increase of ¥560 million, collections of purchased loans of ¥2,468 million, an increase of ¥322 million, and due to tightening credit risk management, a smaller net increase in loans receivable of ¥13,579 million, a decrease of ¥18,436 million, compared with the respective figures for the previous year.

(Cash Flows From Investing Activities)

For the year ended March 31, 2004, net cash used in investing activities amounted to ¥2,184 million, compared with net cash of ¥1,462 million used in investing activities for the previous year. This change is mainly attributable to the purchases of investment securities and software for new network system infrastructures.

(Cash Flows From Financing Activities)

For the year ended March 31, 2004, net cash used in financial activities amounted to ¥6,237 million, compared with net cash of ¥22,306 million provided by financing activities for the previous year. This change is mainly attributable to a net decrease in bonds of ¥3,750 million and long-term borrowings of ¥5,179 million and an acquisition of treasury stock of ¥868 million.

Japanese GAAP
Consolidated Financial Statements

3)	Trends in Management Indices

	For the Years Ended / As of March 31,
	2002	2003	2004

Shareholders’ equity ratio (%)	24.3	22.0	25.9
Shareholders’ equity ratio (on market value basis, %)	30.6	30.1	55.1
Maturity of borrowings (years)	9.4	7.6	7.2
Interest coverage ratio (X)	4.0	5.4	6.0

•	Shareholders’ equity ratio: shareholders’ equity / total assets

•	Shareholders’ equity ratio (on market value basis): total market value (at the year end market price) / total assets

•	Maturity of borrowings: interest-bearing borrowings / operating cash flows

•	Interest coverage ratio: operating cash flows / interest paid

Notes:	1.	Ratios presented above are derived from consolidated financial results.
	2.	Operating cash flows are cash flows from operating activities presented in consolidated statements of cash flows excluding revenues and expenses of loan originations.
	3.	Interest-bearing borrowings are total borrowings with interest presented on consolidated balance sheets. The interest payments are calculated based on interest paid presented in consolidated statements of cash flows.

4)	Full-year Forecasts and the Underlying Assumptions

Despite a partial recovery of the stock market, the future of both the Japanese and global economies continues to be unclear. As such, rapid recovery of personal consumption as well as income and employment cannot be anticipated. The business environment of the loan industry is also anticipated to worsen as competition intensifies and concerns regarding heavily indebted individuals, corporate insolvencies and personal bankruptcies grow because of the prolonged economic slump.

In this environment, the Company will continue to enforce stringent credit standards and focus on providing “Total Financial Solutions” through alliance strategies to enhance its marketing capabilities and improve credit standards to reduce bad-debt risks.

We believe that, through such efforts, the quality of our assets (i.e., loans receivable) will improve, and the Company’s corporate and shareholder value will be maximized.

Full-year financial forecasts for the year ending March 31, 2005 are as follows.

Consolidated:

	Years Ended / Ending March 31,
	2004	2005	Change ratio

	(in millions except percentages)
Operating revenues	¥45,693	¥40,719	(10.9)%
Operating income	11,559	9,183	(20.5)
Ordinary income	11,112	8,891	(20.0)
Net income	6,186	6,839	10.6

Non-consolidated:

	Years Ended / Ending March 31,
	2004	2005	Change ratio

	(in millions except percentages)
Operating revenues	¥40,795	¥32,416	(20.5)%
Operating income	10,668	7,571	(29.0)
Ordinary income	10,596	7,570	(28.6)
Net income	5,483	6,160	12.3

Japanese GAAP
Consolidated Financial Statements

With respect to full-year financial forecasts, these projections are mainly based on the assumptions that:

1.	The transfer of loans receivable to Orient Credit Co., Ltd. will be executed as announced today.

2.	The ratio of guaranteed loans (i.e., small business owner loans and Wide loans) to operating assets (i.e., loans receivable) will increase.

3.	The provision of long-term non-performing loans and bad-debt loans is limited through stringent credit exposure management and improved credit management standards.

4.	Expansion of businesses with alliances through provision of financial services will meet the diverse demands of our customers.

5.	The low-interest procurement environment continues to exist because of the loose monetary policy implemented by the Japanese government.

Japanese GAAP
Consolidated Financial Statements

— Special Note Regarding Forward-looking Statements —

The forward-looking statements discussed above and elsewhere in this document are based on our current expectations, assumptions, estimates and projections about our business, our industry and capital markets. These forward-looking statements in this document are subject to various risks, uncertainties and assumptions about our business. These statements discuss future expectations, identify strategies, contain projections of results of operations or of our financial position, or state other forward-looking information. Potential risks and uncertainties that could cause our actual results to differ materially from our expectations include, among other things:

•	the effect of weak domestic economic conditions, including increases in personal bankruptcy rates;

•	competition from large consumer finance companies and other financial institutions;

•	uncertain liquidity of Japan’s capital markets and availability of funding from lenders on favorable terms;

•	potential changes to legislation, including restrictions on interest rates, to regulations for the moneylending business and to government policy, including Japan’s monetary policy;

•	our exposure to negative publicity for the consumer or business finance industries generally or us specifically;

•	our ability to pursue and maintain profitable joint ventures and strategic alliances; and

•	reliability of information or technological systems and networks.

Known and unknown risks, uncertainties and other factors could cause our actual operating results to differ materially from those contained or implied in any forward-looking statement. Our expectations expressed in these forward-looking statements may not turn out to be correct, and our actual results could materially differ from and be worse than our expectations.

Japanese GAAP
Consolidated Financial Statements

4.	CONSOLIDATED FINANCIAL STATEMENTS

1)	Consolidated Balance Sheets

	March 31,
	2003		2004

		Percentage		Percentage
		of Total		of Total	Change in
	Amount	Assets	Amount	Assets	Amount

	(in millions except percentages)
ASSETS:
Current Assets: Cash and deposits (Note 1)	¥23,612		¥20,252		¥(3,359)
Notes and loans receivable (Notes 1, 2, 5, 7 and 8)	175,123		175,440		317
Purchased loans receivable (Note 1)	3,077		5,059		1,981
Deferred tax assets	1,547		1,582		34
Other	1,869		2,183		314
Allowance for loan losses	(9,949)		(11,142)		(1,192)

Total Current Assets	195,280	95.9	193,376	93.0	(1,904)

Fixed Assets: Tangible fixed assets Buildings and structures (Note 1)	1,349		1,093
Accumulated depreciation	777		593

	572		500		(72)

Equipment	436		369
Accumulated depreciation	275		240

	161		129		(32)

Equipment held for leases	—		318
Accumulated depreciation	—		8

	—		309		309
Land (Note 1)	1,092		355		(736)

Total tangible fixed assets	1,825	0.9	1,294	0.6	(530)
Intangible fixed assets	617	0.3	1,085	0.5	468

Investments and other assets Investment securities (Notes 1 and 3)	3,082		9,661		6,578
Bankrupt and delinquent loans receivable (Note 7)	2,628		3,850		1,221
Deferred tax assets	1,052		0		(1,051)
Other (Notes 1 and 3)	1,238		1,789		551
Allowance for loan losses	(2,010)		(3,103)		(1,093)

Total investments and other assets	5,991	2.9	12,198	5.9	6,207

Total Fixed Assets	8,434	4.1	14,579	7.0	6,145

Total Assets	¥203,714	100.0	¥207,955	100.0	¥4,240

(Continued)

Japanese GAAP
Consolidated Financial Statements

	March 31,
	2003		2004

		Percentage of Total		Percentage of Total
		Liabilities,		Liabilities,
		Minority Interests		Minority Interests
		and Shareholders’		and Shareholders’	Change in
	Amount	Equity	Amount	Equity	Amount

	(in millions except percentages)
(Continued) LIABILITIES: Current Liabilities: Accounts payable	¥—		¥95		¥95
Short-term borrowings (Note 1)	3,200		2,100		(1,100)
Current portion of long-term borrowings (Note 1)	49,984		52,247		2,262
Current portion of bonds	5,000		21,560		16,560
Commercial paper	2,400		3,200		800
Accrued income taxes	2,925		2,758		(167)
Accrued bonuses	88		619		530
Reserve for guarantee losses	9		108		99
Other (Note 5)	1,179		1,454		274

Total Current Liabilities	64,786	31.8	84,142	40.4	19,355

Long-term Liabilities: Bonds	26,500		6,210		(20,290)
Convertible bond	10,000		10,000		—
Long-term borrowings (Note 1)	53,536		46,094		(7,442)
Asset backed commercial paper (Note 1)	3,574		6,465		2,891
Deferred tax liabilities	—		649		649
Accrued retirement benefits – directors and statutory auditors	335		333		(2)
Other	76		66		(9)

Total Long-term Liabilities	94,022	46.2	69,819	33.6	(24,202)

Total Liabilities	158,809	78.0	153,961	74.0	(4,847)

MINORITY INTERESTS: Minority interests	—	—	161	0.1	161

SHAREHOLDERS’ EQUITY: Common stock	6,610	3.2	7,218	3.5	607
Additional paid-in capital	8,934	4.4	9,691	4.7	757
Retained earnings	32,416	15.9	37,503	18.0	5,087
Unrealized (losses) gain on investment securities	(239)	(0.1)	3,147	1.5	3,387
Treasury stock (Note 6)	(2,816)	(1.4)	(3,727)	(1.8)	(911)

Total Shareholders’ Equity	44,905	22.0	53,832	25.9	8,926

Total Liabilities, Minority Interests and Shareholders’ Equity	¥203,714	100.0	¥207,955	100.0	¥4,240

Japanese GAAP
Consolidated Financial Statements

2)	Consolidated Statements of Income

	Years Ended March 31,
	2003		2004		Change

		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
Operating Revenues: Interest income from loans receivable	¥39,073		¥38,623
Other financial income	0		1
Other operating income	6,528		7,068

Total operating revenues	45,601	100.0	45,693	100.0	¥ 91	0.2

Operating Expenses: Financial costs	3,675		3,389
Other operating expenses (Note 1)	30,885		30,745

Total operating expenses	34,560	75.8	34,134	74.7	(426)	(1.2)

Operating Income	11,041	24.2	11,559	25.3	517	4.7

Other Income: Interest income from securities	0		0
Interest and dividends	28		24
Guarantee fees received	—		5
Dividends from insurance	14		6
Other	26		12

Total other income	69	0.2	49	0.1	(20)	(28.9)

Other Expenses: Interest expense on borrowings (other usage)	20		74
Stock issuance costs	24		38
Bond issuance costs	61		20
ABCP issuance costs	126		83
Equity losses in affiliates	121		222
Other	40		56

Total other expenses	396	0.9	496	1.1	100	25.3

Ordinary Income	10,714	23.5	11,112	24.3	397	3.7

Special Gain: Gain on sales of fixed assets (Note 2)	11		117
Gain on sales of investment securities	136		319
Gain on sales of subsidiaries and affiliates	69		314
Gain on change of equity interest	—		373
Other	2		—

Total special gain	220	0.5	1,125	2.5	905	411.5

Special Losses: Loss on sales of fixed assets (Note 3)	16		5
Loss on disposal of fixed assets (Note 4)	45		42
Devaluation of fixed assets (Note 5)	357		—
Impairment of fixed assets (Note 6)	—		590
Losses on sales of investment securities	396		469
Impairment of investment securities	628		239
Loss on sales of equity interest in a subsidiary	6		—
Impairment of equity interest in affiliates	224		89
Other	84		25

Total special losses	1,761	3.9	1,463	3.2	(297)	(16.9)

Income Before Income Taxes	9,173	20.1	10,774	23.6	1,601	17.5

Income Taxes: Current	5,089		5,215
Deferred	(1,141)		(631)

Total income taxes	3,948	8.7	4,584	10.0	635	16.1
Minority Interests	15	0.0	4	0.0	(11)	(73.6)

Net Income	¥5,209	11.4	¥6,186	13.5	¥976	18.7

Japanese GAAP
Consolidated Financial Statements

3)	Consolidated Statements of Retained Earnings

	Years Ended March 31,
	2003	2004	Change in Amount

	(in millions)
Additional Paid-in Capital: Additional paid-in capital at beginning of year	¥ 8,933	¥ 8,934	¥ 0

Increase of additional paid-in capital: Additional paid-in capital	—	713	713
Gain on sales of treasury stock	0	43	43

Total	0	757	756

Additional Paid-in Capital at End of Year	8,934	9,691	757

Retained Earnings: Retained earnings at beginning of year	28,091	32,416	4,325

Increase of retained earnings: Net income	5,209	6,186	976
Increase of retained earnings due to sales of consolidated subsidiaries	—	14	14

Total	5,209	6,200	991

Allocation of retained earnings: Cash dividends	832	1,000	167
Directors’ and statutory auditors’ bonuses	48	76	28
Decrease of retained earnings due to sales of consolidated subsidiaries	3	36	33

Total	884	1,113	229

Retained Earnings at End of Year	¥32,416	¥37,503	¥5,087

Japanese GAAP
Consolidated Financial Statements

4)	Consolidated Statements of Cash Flows

	Years Ended March 31,
	2003	2004	Change
	Amount	Amount	Amount	Percentage

	(in millions except percentages)
Operating activities Income before income taxes	¥9,173	¥10,774	¥1,601
Depreciation and amortization	193	112	(81)
Amortization of consolidation account adjustments	4	—	(4)
Provision for loans losses	3,209	2,286	(922)
Provision for retirement benefits — directors and statutory auditors	(20)	(2)	18
Accrued bonuses	(157)	532	690
Interest income on deposits and dividends	(28)	(24)	4
Interest expenses	3,695	3,464	(231)
Gain on sales of fixed assets	(11)	(117)	(106)
Loss on sales of fixed assets	16	5	(10)
Loss on disposal of fixed assets	37	33	(4)
Devaluation of fixed assets	357	—	(357)
Impairment of fixed assets	—	590	590
Gain on sales of investment securities	(136)	(319)	(183)
Gain on sales of subsidiaries and affiliates	(69)	(314)	(245)
Losses on sales of investment securities	396	469	72
Loss on sales of equity interest in a subsidiary	6	—	(6)
Impairment of investment securities	628	239	(388)
Impairment of equity interest in affiliates	224	89	(135)
Charge-offs of loans receivable	10,350	11,833	1,483
Interest receivable	(44)	117	162
Advanced interest received	0	15	15
Directors’ and statutory auditors’ bonuses	(48)	(76)	(28)
Other	494	(133)	(628)

Sub-total	28,271	29,574	1,303	4.6
Interest on deposits and dividends received	34	24	(9)
Interest paid	(3,751)	(3,553)	198
Income taxes paid	(4,168)	(5,377)	(1,209)

Sub-total	20,385	20,668	282	1.4
Loan originations	(108,633)	(100,866)	(7,766)
Collections of loans receivable	76,616	87,286	10,669
Loans purchased	(4,854)	(4,501)	352
Collections of purchased loans	2,146	2,468	322
Payments for loans factored	(70)	(182)	(111)
Collections of loans factored	61	179	118

Net cash (used in) provided by operating activities	(14,347)	5,053	19,400	(135.2)

Investing activities
Restricted deposits pledged as collaterals	—	(9)	(9)
Purchases of tangible fixed assets	(521)	(447)	74
Proceeds from sales of tangible fixed assets	43	366	323
Purchases of intangible fixed assets	(491)	(533)	(42)
Proceeds from sales of intangible fixed assets	4	38	34
Purchases of investment securities	(1,070)	(4,053)	(2,982)
Proceeds from sales of investment securities	1,057	2,676	1,619
Acquisition of minority interest	(2)	—	2
Cash increased upon sales of consolidated subsidiaries	—	78	78
Cash decreased upon sales of consolidated subsidiaries	(215)	—	215
Other	(266)	(300)	(34)

Net cash used in investing activities	(1,462)	(2,184)	(721)	(49.3)

				(Continued)

Japanese GAAP
Consolidated Financial Statements

	Years Ended March 31,
	2003	2004	Change
	Amount	Amount	Amount	Percentage

		(in millions except percentages)
(Continued)
Financing activities
Proceeds from short-term borrowings	8,095	3,000	(5,095)
Repayment of short-term borrowings	(6,269)	(4,100)	2,169
Proceeds from commercial paper	8,600	13,000	4,400
Repayment of commercial paper	(6,200)	(12,200)	(6,000)
Proceeds from long-term borrowings	72,440	49,629	(22,811)
Repayment of long-term borrowings	(47,708)	(54,808)	(7,099)
Proceeds from bonds	4,938	1,279	(3,658)
Payments for redemption of bonds	(13,000)	(5,030)	7,970
Proceeds from issuance of asset backed commercial paper	4,719	5,655	936
Repayment of asset backed commercial paper	(1,421)	(2,847)	(1,425)
Increase of restricted deposits	(155)	(357)	(201)
Decrease of restricted deposits	1,582	154	(1,427)
Proceeds from exercise of stock warrants	—	1,213	1,213
Dividends paid	(831)	(1,000)	(168)
Purchases of treasury stock	(2,487)	(1,206)	1,281
Sales of treasury stock	19	338	318
Proceeds from issuance of new shares by subsidiaries	—	525	525
Other	(13)	514	527

Net cash provided by (used in) financing activities	22,306	(6,237)	(28,543)	(128.0)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	—

Net increase (decrease) in cash and cash equivalents	6,496	(3,369)	(9,865)	(151.9)
Cash and cash equivalents at beginning of year	17,116	23,612	6,496	38.0

Cash and cash equivalents at end of year	¥23,612	¥20,243	¥3,369	(14.3)

Japanese GAAP
Consolidated Financial Statements

5)	Significant Items Relating to the Preparation of Consolidated Financial Statements

     1.  Scope of Consolidation

All subsidiaries are consolidated.

1)	Number of consolidated subsidiaries:	6 companies
2)	Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., Nissin Credit Guarantee Co., Ltd., Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., NIS Lease Co., Ltd. and J One Investment Co., Ltd.

Big Apple Co., Ltd. was excluded from the consolidated subsidiaries because NISSIN sold a portion of its equity interest in Big Apple Co., Ltd.

In addition, Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., NIS Lease Co., Ltd. and J One Investment Co., Ltd. are newly established consolidated subsidiaries during the year ended March 31, 2004.

     2.  Application of the Equity Method

1)	Number of equity-method affiliates:	4 companies
2)	Names of equity-method affiliates:	Ascot Co., Ltd., Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd. and CN Capital Co., Ltd.

Swan Credit Co., Ltd. and BB Net Corp. completed allotments of shares to third parties, causing NISSIN’s equity interest in each company to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over these companies, the equity method was not applied to these companies. The equity method was not applied to i-cf, Inc. because NISSIN sold its entire equity interest in i-cf, Inc.

In addition, March 31, 2004 was deemed as the acquisition date of Webcashing.com Co., Ltd. and CN Capital Co., Ltd.

3)	The balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements. The Company’s consolidated financial statements hereof are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period.

     3.  Balance Sheet Dates of Consolidated Subsidiaries

The balance sheet date of J One Investment Co., Ltd. is December 31. The Company’s consolidated financial statements hereof are prepared by using J One Investment’s assumed financial statements as of the Company’s consolidated financial statements balance sheet date.

     4.  Significant Accounting Policies

1)	Valuation and Computation of Assets

i. Investment securities

Other securities:

Marketable securities

Market value is determined by the market price at period end. (Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Private equity securities

Cost method, cost being determined by the moving average method

ii. Derivatives

Market value method

Japanese GAAP
Consolidated Financial Statements

2)	Depreciation and Amortization of Fixed Assets

i.	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998 is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

Depreciation of equipment held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value. In addition, additional depreciation expense is charged to provide for disposal losses of the equipment held for leases that could occur due to uncollectible lease payments.

ii.	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

iii.	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

3)	Allowance for Loan Losses and Accrued Expenses

i.	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses calculated by applying a percentage based on collection experience in the past to the general loans, plus individually estimated uncollectible amounts with respect to doubtful loans.

ii.	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributed to the corresponding period.

iii.	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

iv.	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

4)	Accounting for Lease Transactions

Japanese GAAP
Consolidated Financial Statements

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

5)	Hedging Activities

i.	Accounting for hedging activities

Deferred hedge accounting has been adopted.

ii.	Hedge instruments and hedge items

•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates

iii.	Hedging policy

In order to reduce its exposure to fluctuations in interest rates on variable rate borrowings, the Company utilizes derivative financial instruments such as interest rate swap contracts.

iv.	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.

6)	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements

i.	Interest income from loans receivable

Interest income from loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Restriction Law in Japan.

ii.	Revenue from purchased loans receivable and costs of purchased loans receivable

Revenue from purchased loans receivable is recognized using the collection amount at the time of collection of such loans.

Costs of purchased loans receivable is recognized using the level yield method for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows and, cost recovery method for inestimable purchased loans.

iii.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.

5.	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

6.	Amortization of Consolidation Account Adjustments

Consolidation account adjustments are amortized with the straight-line method (5 years) except that adjustments that are considered immaterial are subject to one time amortization.

Japanese GAAP
Consolidated Financial Statements

7.	Appropriation of Earnings

Appropriation of earnings and loss disposition are recognized for the fiscal year in which they are finalized.

8.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

6)	Changes in Accounting Policies

Accounting Standard for Impairment of Fixed Assets

Effective April 1, 2003, the Company adopted accounting for impairment of fixed assets stipulated by “Statement of Opinion, Accounting for Impairment of Fixed Assets “, which was issued by Financial Services Agency’s Business Accounting Council (“BAC”) on August 9, 2002, and “ASB Guidance No. 6, Guidance for Accounting Standard for Impairment of Fixed Assets”, which was issued by Accounting Standard Board of Japan (“ASBJ”) on October 31, 2003. The effects of the adoption of these accounting standards on income before income taxes are ¥590 million.

In addition, under the modification of the Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements, the accumulated impairment amount is directly deducted from the amount of such fixed assets.

7)	Changes in Presentation

Consolidated Statements of Income

“Gain on change of equity interest”, which was included in “Other” of “Special Gain” for the previous year, is classified separately from the year ended March 31, 2004, as the amount of “Gain on change of equity interest” became more than one-tenth of the total of “Special Gain”. The amount of “Gain on change of equity interest” for the previous year was ¥2 million.

Japanese GAAP
Consolidated Financial Statements

8)	Notes to Consolidated Financial Statements

Consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Cash and deposits	¥—	¥9
Notes and loans receivable	38,858	28,295
Purchased loans	—	679
Buildings and structures	377	356
Land	262	262
Investment securities	33	—
Investments and other assets	30	9

Total	¥39,563	¥29,611

Corresponding borrowings secured by the above collateral at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Short-term borrowings	¥3,100	¥2,100
Current portion of long-term borrowings	19,732	14,393
Long-term borrowings	14,310	9,627

Total	¥37,142	¥26,121

Notes and loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Notes and loans receivable	¥9,096	¥5,557
Long-term borrowings	8,075	4,967
Of which current portion	4,355	3,575

In addition, during the years ended March 31, 2003 and 2004, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Notes and loans receivable	¥4,573	¥9,593
Asset backed commercial paper	3,574	6,465

Note 2.	Unsecured consumer loans included in loans receivable at March 31, 2003 and 2004 are ¥40,938 million and ¥35,604 million, respectively.

Japanese GAAP
Consolidated Financial Statements

Note 3.	Investments in affiliates at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Investment securities	¥852	¥494
Investments and other assets	—	1

Note 4.	Commitments and contingencies

	March 31,
	2003	2004

	(in millions)
Guarantees for loans outstanding of other alliance companies	¥1,504	¥3,616
Guarantees for borrowings of a non-consolidated company (Shinsei Business Finance Co., Ltd.)	—	1,200

Note 5.	Rediscounted notes at March 31, 2004 are ¥262 million.

Note 6.	The number of issued shares of common stock and treasury stock held by NISSIN at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(thousand shares)
Issued shares	66,312	134,726
Treasury stock	3,082	8,498

Note 7.	According to the requirement of the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	March 31,
	2003	2004

	(in millions)
(1) Bankrupt loans receivable	¥619	¥998
(2) Delinquent loans receivable	2,010	2,851
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	10,929	14,418

Total	¥13,560	¥18,268

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivables mentioned in (1), (4).

(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivables mentioned in (1), (2).

(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatments for the debtors such as reduction and exemption of the interest, grace of principal and interest payments, desertion of receivables, among others, in order to reorganize the borrowing company and support their financial conditions, excluding loans receivables mentioned in (1), (2), (3).

Japanese GAAP
Consolidated Financial Statements

Note 8.	The balances of loans outstanding under revolving contracts included in notes and loans receivable at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Loans outstanding under revolving contracts	¥58,240	¥54,295

Under the terms and conditions of the Company’s revolving credit line agreements, the Company may, but is not committed to, lend funds to customers up to a maximum total amount of ¥95,895 million at March 31, 2004. The Company reviews credit lines based on account usage and customer creditworthiness.

The Company’s unfunded credit lines at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Total unfunded credit lines	¥35,927	¥41,599
Of which unfunded credit lines without any loans outstanding	28,705	34,624

Certain portions of revolving agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reason. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.

Japanese GAAP
Consolidated Financial Statements

Consolidated Statements of Income

Note 1.	Significant components of other operating expenses for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Other operating expenses:
Costs of purchased loans receivable	¥2,146	¥2,468
Costs of real estate leases and other	576	—
Costs of other	—	162
Advertising expenses	458	217
Loan charge-offs	2,091	681
Provision for loan losses	11,467	13,417
Provision for guarantee losses	51	108
Salaries for directors and statutory auditors	230	223
Salaries for employees	5,152	5,317
Bonuses	930	436
Provision for bonuses	97	621
Depreciation and amortization	130	108
Taxes and duties	515	429
Lease and rental expenses	2,090	1,966
Commission fees	697	646

Note 2.	Details of gain on sales of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Gain on sales of fixed assets:
Buildings and structures	¥1	¥0
Equipment	0	0
Software	—	0
Land	9	116

Total	¥11	¥117

Note 3.	Details of loss on sales of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Loss on sales of fixed assets:
Buildings and structures	¥16	¥1
Equipment	0	0
Land	—	3

Total	¥16	¥5

Note 4.	Details of loss on disposal of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Loss on disposal of fixed assets:
Buildings and structures	¥33	¥36
Equipment	11	6

Total	¥45	¥42

Japanese GAAP
Consolidated Financial Statements

Note 5.	Details of devaluation of fixed assets for the year ended March 31, 2003 are as follows:

Year Ended March 31,
2003

(in millions)
Devaluation of fixed assets:
Buildings and structures	¥ 73
Equipment	0
Land	284

Total	¥357

Note 6.	Details of impairment of fixed assets for the year ended March 31, 2004 are as follows:

Location: Classification of fixed assets: Type of fixed assets: Impairment amount (in millions):	Matsuyama City, Ehime Real estate for lease (parking space) Land ¥590

For the purpose of grouping its fixed assets, the Company classified each of its real estate properties for lease and its branches and loan offices as an independent cash flows generating base unit, and its principal office equipment and fixtures as common property.

In respect of the abovementioned parking space which is classified as real estate for lease, due to a significant decline in the fair value of the asset, its carrying value was reduced to its estimated recoverable amount. As a result, the Company incurred special losses of ¥590 million as an impairment loss for the excess of the carrying value over the recoverable amount.

Additionally, the recoverable amount of such fixed assets group is measured based on the net salable price, and is computed and evaluated based on the amount appraised from land assessments and the assessed value for tax purposes that the Company believes appropriately reflects the market price of the assets.

Japanese GAAP
Consolidated Financial Statements

Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents consist of cash and deposits, and the balances at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Cash and deposits	¥23,612	¥20,252
Restricted deposits pledged as collateral	—	(9)

Cash and cash equivalents	¥23,612	¥20,243

Note 2.	Significant components of the assets and liabilities of Future Create Inc., which have been excluded from the consolidated balance sheet at March 31, 2003, are as follows:

As of February 28, 2003

(in millions)
Current assets	¥ 534
Fixed assets	798

Total assets	¥1,332

Current liabilities	¥ 589
Long-term liabilities	414

Total liabilities	¥1,004

Significant components of the assets and liabilities of Big Apple Co., Ltd., which have been excluded from the consolidated balance sheet at March 31, 2004, are as follows:

As of March 31, 2004

(in millions)
Current assets	¥51
Fixed assets	0

Total assets	¥52

Current liabilities	¥12
Long-term liabilities	—

Total liabilities	¥12

Japanese GAAP
Consolidated Financial Statements

Significant Subsequent Events

(April 1, 2002 ~ March 31, 2003)

1.	On March 10, 2003, the Board of Directors approved a stock split as follows:

1)	Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2003
2)	Type of newly issued shares subject to the stock split:	Common stock
3)	Increase in the number of shares due to the stock split:	66,312,028 shares
4)	Stock split date:	May 20, 2003
5)	Dividend paid for the year from:	April 1, 2003

If the stock split is deemed to have occurred on April 1, 2001, per share data are adjusted retrospectively as follows:

	Years Ended March 31,
	2002	2003

	(in yen)
Shareholders’ equity per share	¥327.29	¥354.49
Net income per share:
Basic	36.17	39.82
Diluted	36.17	—

The diluted net income per share for the year ended March 31, 2003 is not presented, as there was no dilution effect for the fiscal year.

2.	The Board of Directors on May 12, 2003, and subsequently the Annual Shareholders’ Meeting held on June 24, 2003, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1)	Grant for:	NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisors or employees, including employees dispatched to other companies, at the time of the issuance of such new stock subscription rights.
(2)	Type of shares:	Common stock
(3)	Number of shares of common stock:	Up to a maximum total of 1,500,000 shares
(4)	Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount obtained by multiplying the average daily price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5)	Exercise period:	Over the three years from the first day of the month following the month of the approval date.

Japanese GAAP
Consolidated Financial Statements

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1)	Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2)	Type of newly issued shares subject to the stock split:	Common stock
3)	Increase in the number of shares due to the stock split:	134,726,192 shares
4)	Stock split date:	May 20, 2004
5)	Dividend paid for the year from:	April 1, 2004

If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retrospectively as follows:

	Years Ended March 31,
	2003	2004

	(in yen)
Shareholders’ equity per share	¥177.25	¥212.95
Net income per share:
Basic	19.91	24.52
Diluted	—	22.61

The diluted net income per share for the year ended March 31, 2003 is not presented, as there was no dilution effect for the fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the transfer of unsecured and un-guaranteed consumer loans from NISSIN to Orient Credit Co., Ltd. This decision has been made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the transfer agreement are as follows:

1)	Transfer amount:

The amount is the balance of consumer loans outstanding as of May 31, 2004. The total transfer price will be determined on May 31, 2004 and the price will be equivalent to the balance of these consumer loans.

2)	Transfer schedule:

May 6, 2004:	Board of Directors’ approval on transfer agreement Conclusion of transfer agreement
May 31, 2004:	Determination of total transfer price
June 1, 2004:	Transfer date (distribution of transfer notice)

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-Chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 person
Number of offices:	2 offices

Japanese GAAP
Consolidated Financial Statements

9)	Segment Information

The segment information for the years ended March 31, 2003 and 2004 is as follows:

1.	Business segment information

Business segment information is omitted for the year ended March 31, 2003, as more than 90% of the Company’s business consists of providing integrated financial services.

Business segment information for the year ended March 31, 2004 is as follows:

		Year Ended March 31,
		2004
		Integrated				Elimination
		Financial	Loan	Other		or Overall
		Services	Servicing	Businesses	Total	Amount	Consolidated

		(in millions)
I.	Operating revenues and operating profit
	Operating revenues:
	(1) Operating revenues from third parties	¥40,863	¥4,599	¥230	¥45,693	¥—	¥45,693
	(2) Operating revenues from intercompany sales or transfers	33	—	2	36	(36)	—

	Total operating revenues	40,897	4,599	233	45,730	(36)	45,693

	Operating expenses	30,326	3,699	145	34,171	(37)	34,134

	Operating income	10,570	899	87	11,558	0	11,559

II.	Assets, depreciation and amortization and capital expenditures
	Assets	202,463	6,684	160	209,308	(1,353)	207,955
	Depreciation and amortization	105	3	0	108	3	112
	Capital expenditures	935	29	2	967	—	967

Notes:	1.	Classification of business segments Business segments are classified taking into consideration the similarity of the nature and essence of businesses, and the operating transactions.

	2.	Main description of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors. Provision of lease and guarantee services.

(2) Loan servicing:	Collection and management of specific money claims. Acquisition of non-performing debts from financial institutions. Investments in specific money claims.

(3) Other businesses:	Real estate related business. Agent for life or non-life insurance.

3.	Business segment information is omitted for the year ended March 31, 2003, as more than 90% of the Company’s business consists of providing integrated financial services. For the year ended March 31, 2004, since the ratio of integrated financial services fell below 90%, presentation of business segment is required.

Japanese GAAP
Consolidated Financial Statements

With respect to the business segment information for the year ended March 31, 2004, business segment information for the year ended March 31, 2003 is as follows:

		Year Ended March 31,
		2003
		Integrated				Elimination
		Financial	Loan	Other		or Overall
		Services	Servicing	Businesses	Total	Amount	Consolidated

		(in millions)
I.	Operating revenues and operating profit
	Operating revenues:
	(1) Operating revenues from third parties	¥41,373	¥2,858	¥1,369	¥45,601	¥—	¥45,601
	(2) Operating revenues from intercompany sales or transfers	242	0	0	243	(243)	—

	Total operating revenues	41,616	2,858	1,370	45,844	(243)	45,601

	Operating expenses	31,088	2,517	1,093	34,700	(140)	34,560

	Operating income	10,527	340	276	11,114	(103)	11,041

II.	Assets, depreciation and amortization and capital expenditures
	Assets	201,972	3,337	1,379	206,689	(2,974)	203,714
	Depreciation and amortization	109	1	15	126	4	130
	Capital expenditures	520	12	461	995	—	995

Notes:	1.	Classification of business segments

		Business segments are classified taking into consideration the similarity of the nature and essence of businesses, and the operating transactions.

	2.	Main description of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors. Provision of guarantee services.

(2) Loan servicing:	Collection and management of specific money claims. Acquisition of non-performing debts from financial institutions. Investment in specific money claims.

(3) Other businesses:	Small business owner support services. Bridal services. Financial consulting business.

2.	Geographical segment information

Geographical segment information is omitted, as the Company has no subsidiary or office outside Japan.

3.	Overseas operating revenues

Overseas operating revenues information is omitted, as the Company has no overseas operating revenues.

Japanese GAAP
Consolidated Financial Statements

10)	Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

1.	Lessee

(1)	Equivalents of acquisition costs, accumulated amortization and book value at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Equipment:
Acquisition costs equivalent	¥1,572	¥2,002
Accumulated amortization equivalent	(633)	(710)

Book value equivalent	939	1,291
Software:
Acquisition costs equivalent	1,622	1,450
Accumulated amortization equivalent	(759)	(804)

Book value equivalent	863	645
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(0)	(1)

Book value equivalent	3	2

Total:
Acquisition costs equivalent	¥3,199	¥3,457
Accumulated amortization equivalent	(1,393)	(1,517)

Book value equivalent	1,806	1,940

(2)	The amounts of outstanding future lease payments at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Due within one year	¥ 627	¥ 660
Due after one year	1,204	1,305

Total	¥1,832	¥1,965

(3)	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Lease payments	¥850	¥758
Amortization expense equivalent	799	723
Interest expense equivalent	43	36

(4)	The method used to calculate amortization expense equivalent and interest expense equivalent of lease obligations is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the lease obligations, with the amount allocated to each accounting period using the interest method.

Japanese GAAP
Consolidated Financial Statements

2.	Lessor

(1)	Acquisition costs, accumulated depreciation and book value of leased assets at March 31, 2003 and 2004 included in equipment held for leases are as follows:

	March 31,
	2003	2004

	(in millions)
Equipment held for leases:
Acquisition costs	¥—	¥54
Accumulated depreciation	(—)	(1)

Book value	—	53

Total:
Acquisition costs	¥—	¥54
Accumulated depreciation	(—)	(1)

Book value	—	53

(2)	The amounts of outstanding future lease payments to be received at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Due within one year	¥—	¥8
Due after one year	—	45

Total	¥—	¥53

(3)	Lease income, depreciation expense, interest income equivalent for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Lease income	¥—	¥1
Depreciation expense	—	1
Interest income equivalent	—	0

(4)	The method used to calculate interest income equivalent of leased assets is as follows:

•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each accounting period using the interest method.

Japanese GAAP
Consolidated Financial Statements

11)	Related Party Transactions

(April 1, 2002 ~ March 31, 2003)

1.	Directors and key individual shareholders

Relatives of directors and
	principle individual	Entities majority of which interests are owned by
Attribution:	shareholders	directors and principle individual shareholders
Name / Entity name:	Michimasa Sakioka	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	—	¥100	¥30
Description of business:	Medical doctor	Life and non-life insurance agency	Real estate rental and agency
Interest of the Company owned:	1.5% directly owned	13.5% directly owned	13.8% directly owned
Description of relationship —interlocking director and / or statutory auditor:	—	None	2 directors
Description of relationship — business relationship:	—	Office leases, non-life insurance transactions.	Office and parking space leases
Transaction and amount (in millions):	Advance for real property sale: ¥8 (Note 2)	Insurance payments: ¥45 (Note 3)	Office and parking space leases: ¥4 (Note 3)
Account and balance at year-end (in millions):	Other current liabilities: ¥8	—	Other current liabilities: ¥0
Transaction and amount (in millions):	—	Office leases: ¥1 (Note 3)	—
Account and balance at year-end (in millions):	—	—	—

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	The decision for the transfer price of real property is made based on an appraiser’s appraisal value.

	3)	Business terms and related decision-making policies:

(I)	Contract terms related to insurance fee payments are the same as those available to unrelated parties.

(II)	Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

2.	Subsidiaries and other

Attribution:	An affiliate	An affiliate
Entity name:	Ascot Co., Ltd.	Shinsei Business Finance Co., Ltd.
Address:	Chiyoda-ku, Tokyo	Minato-ku, Tokyo
Capital or investment in capital (in millions):	¥450	¥734
Description of business:	Acquiring customers through the Internet	Provision of loans to businesses
The Company’s interest:	25.0%	25.0%
Description of relationship — interlocking director and/or statutory auditor:	1 director	1 statutory auditor
Description of relationship — business relationship:	Referral of customers	Referral of customers, Loan guarantee transactions to customers
Transaction and amount (in millions):	Commission payments: ¥33 (Note 2)	Commission payments: ¥1 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥2	Other current liabilities: ¥1
Transaction and amount (in millions):	—	Commission received: ¥0 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥0
Transaction and amount (in millions):	—	Loan guarantee commission: ¥3 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥1

(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

Japanese GAAP
Consolidated Financial Statements

(April 1, 2003 ~ March 31, 2004)

1.	Directors and key individual shareholders

	Relatives of directors and principle		Entities majority of which interests are owned by
Attribution:	individual shareholders		directors and principle individual shareholders
Name/Entity name:	Michimasa Sakioka	Susumu Sakioka	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	—	—	¥100	¥30
Description of business:	Medical doctor	Corporate officer	Life and non-life insurance agency	Real estate rental and agency
Interest of the Company owned:	1.5% directly owned	0.8% directly owned	13.6% directly owned	13.9% directly owned
Description of relationship — interlocking director and / or statutory auditor:	—	—	None	2 directors
Description of relationship — business relationship:	—	—	Office leases, non-life insurance transactions.	Office and parking space leases
Transaction and amount (in millions):	Transfer of real property: ¥85 (Note 2)	Transfer of equity interest in an affiliate: ¥117 (Note 3)	Insurance payments: ¥1 (Note 4)	Office and parking space leases: ¥1 (Note 4)
Account and balance at year-end (in millions):	—	—	—	Other current liabilities: ¥0
Transaction and amount (in millions):	—	—	Office leases: ¥1 (Note 4)	—
Account and balance at year-end (in millions):	—	—	Other current liabilities: ¥0	—

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	The decision for the transfer price of real property is made based on an appraiser’s appraisal value.

	3)	The decision for the transfer price of equity interest in affiliate is made based on a certified public accountant’s market value assessment.

	4)	Business terms and related decision-making policies:

(I)	Contract terms related to insurance fee payments are the same as those available to unrelated parties.

(II)	Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

2.	Subsidiaries and other

Attribution:	An affiliate	An affiliate
Entity name:	Ascot Co., Ltd.	Shinsei Business Finance Co., Ltd.
Address:	Chiyoda-ku, Tokyo	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥450	¥984
Description of business:	Acquiring customers through the Internet	Provision of loans to businesses
The Company’s interest:	25.0%	25.0%
Description of relationship — interlocking director and/or statutory auditor:	1 director	1 statutory auditor
Description of relationship — business relationship:	Referral of customers	Referral of customers, Loan guarantee transactions to customers, Guarantees for borrowings from banks
Transaction and amount (in millions):	Commission payments: ¥35 (Note 2)	Commission payments: ¥10 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥3	Other current liabilities: ¥1
Transaction and amount (in millions):	—	Commission received: ¥15 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥0
Transaction and amount (in millions):	—	Loan guarantee commission: ¥89 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥16
Transaction and amount (in millions):	—	Bank loan guarantee commission: ¥5 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥1

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	Business terms and related decision-making policies:

(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

Japanese GAAP
Consolidated Financial Statements

12)	Deferred Income Taxes

1.	Significant components of deferred tax assets and liabilities at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Deferred tax assets:
Loan charge-offs	¥ 69	¥ 43
Allowance for loan losses	1,727	2,023
Accrued local taxes	258	234
Accrued retirement benefits — directors and statutory auditors	135	135
Accrued bonuses	15	249
Devaluation of fixed assets	149	—
Impairment of fixed assets	—	239
Unrealized losses on investment securities	162	—
Other	80	140

Total deferred tax assets	2,600	3,066
Deferred tax liabilities:
Unrealized gain on investment securities	—	2,133

Total deferred tax liabilities	—	2,133

Net deferred tax assets	¥2,600	¥ 933

2.	The reconciliation of the difference between the statutory tax rate and the effective income tax rate for the year ended March 31, 2003 is omitted as the total of these differences is less than 5% of statutory tax rate.

The reconciliation of the difference between the statutory tax rate and the effective income tax rate for the year ended March 31, 2004 is as follows:

(percentages)
Statutory tax rate	40.5%
Increase (reduction) in taxes resulting from:
Expenses not deductible for tax purpose	0.4
Per capita levy	0.6
Special tax credit upon application of IT Investment Promotion Tax Incentive	(0.1)
Effect of tax rate change	1.9
Other	(0.8)

Effective income tax rate	42.5%

3.	In conjunction with the promulgation of “Law Concerning an Amendment of Local Tax Law etc., (Article 9, 2003)” on March 31, 2003, it has been determined that pro forma standard taxation will be adopted on corporate income taxes from the fiscal year beginning on April 1, 2004. Therefore, the Company reviewed its calculation for deferred tax assets etc. using the statutory income tax rate after the implementation of the new law. The effects from this modification are as follows:

Deferred tax assets (net):	A decrease of ¥36 million
Income taxes (deferred):	An increase of ¥30 million
Unrealized losses on investment securities:	An increase of ¥5 million

Japanese GAAP
Consolidated Financial Statements

13)	Investment Securities

1.	Marketable securities included in other securities at March 31, 2003 and 2004 are as follows:

	March 31,
	2003			2004
	Book	Carrying		Book	Carrying
Other securities	Value	Value	Difference	Value	Value	Difference

	(in millions)
Carrying value exceeding book value Equity securities	¥ 315	¥ 421	¥ 105	¥ 997	¥6,673	¥5,676
Carrying value not exceeding book value Equity securities	1,594	1,085	(508)	2,005	1,609	(395)

Total	¥1,909	¥1,507	¥(402)	¥3,002	¥8,282	¥5,280

2.	Other securities sold during the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003			2004
	Sales	Gain on	Loss on	Sales	Gain on	Loss on
Other securities	Proceeds	Sales	Sales	Proceeds	Sales	Sales

	(in millions)
Equity securities	¥1,057	¥136	¥396	¥2,676	¥319	¥469

3.	Other securities that have no market price are as follows:

	March 31,
	2003	2004
	Carrying Value	Carrying Value

	(in millions)
Other securities:
Private equity securities	¥681	¥825
Bonds	6	24
Other	35	35

Total	¥722	¥884

4.	Investment securities impaired for the years ended March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	Impairment Amount	Impairment Amount

	(in millions)
Other securities	¥628	¥239

Note:	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average market price at month-end declined by more than 30% or more but less than 50% for the past two years.

Japanese GAAP
Consolidated Financial Statements

14)	Derivative Transaction

(April 1, 2002 ~ March 31, 2003)

None

(April 1, 2003 ~ March 31, 2004)

(1)	Details of derivatives

I.	Details of transactions

In order to effectively manage and reduce its exposure to fluctuations in interest rates while conducting regular operations, the Company utilizes derivative instruments such as interest rate swap contracts.

II.	Derivative transactions policies The Company does not enter into derivative contracts for trading or speculative purposes.

III.	The purpose of derivative transactions
In order to avoid adverse influences in the Company’s funding costs (interest payments) caused by fluctuations in market interest rates, the Company utilizes interest rate swap contracts to set up a fixed interest on variable rate borrowings.

IV.	Details of risks on derivative transactions

i.	Market risks

Market risks are risks caused by changes in the market condition that expose a transaction’s position to gains and losses, and interest rate derivative transactions are exposed to interest rate risks.

However, these risks are inconsequential as the Company only utilizes derivative transactions in the range of its debts and credits.

ii.	Credit risks

Credit risks are risks caused by non-performing counterparties that deny the Company of future benefits from the transactions, had they been closed.

The Company’s counterparties to these transactions are limited to major financial institutions such as banks or securities firms with favorable credit ratings. Therefore, the management of the Company does not anticipate realization of any credit risk from its derivative transaction. In addition, there is no credit risk concentration as the Company diversifies its counter-parties.

V.	Risk management of derivative transactions

Derivative transactions are executed and managed by the Company’s principal department in accordance with the Company’s internal rules approved by the Board of Directors.

In addition, the Company’s internal rules on derivative transactions consist of criteria and policies with respect to derivative transactions to be implemented, appropriate risk management stipulated by its Regulation of Derivative Operations, and management and supervision of derivative transactions stipulated by its Regulation of Derivative Transactions. Furthermore, the principal departments of NISSIN and its consolidated subsidiaries report to the monthly held Board of Directors meetings about the positions of the transactions for the purpose of risk management, so that in the case of any large scale fluctuation in a market that can cause the Company to suffer significant losses, a management system to execute prompt action is readily available.

Significant transactions made by consolidated subsidiaries are verified by NISSIN.

Japanese GAAP
Consolidated Financial Statements

(2)	Market value of derivative transactions

The details for market value of derivative transaction are omitted as all derivative transactions are treated under the hedge accounting principle.

Japanese GAAP
Consolidated Financial Statements

5.	OPERATING DATA

1)	Consolidated Operating Revenues

	Years Ended March 31,
	2003		2004		Change
	Amount	Percentages	Amount	Percentages	Amount	Percentages

	(in millions except percentages)
Integrated financial services
Interest income from loans receivable	¥39,073	85.7	¥38,623	84.5	¥(449)	(1.2)
Other financial income	0	0.0	1	0.0	0	67.0
Other operating income	2,299	5.0	2,239	4.9	(60)	(2.6)

Sub-total	41,373	90.7	40,863	89.4	(509)	(1.2)
Loan servicing
Other operating income	2,858	6.3	4,599	10.1	1,740	60.9
Other businesses
Other operating income	1,369	3.0	230	0.5	(1,138)	(83.2)

Total consolidated operating revenues	¥45,601	100.0	¥45,693	100.0	¥91	0.2

Note:	Business segments presented above is the same as that of the business segments presented in “9) 1. Business segment information”. The figures for the year ended March 31, 2003 was computed using the same business segment classification as for the year ended March 31, 2004.

2)	Non-consolidated Operating Revenues

	Years Ended March 31,
	2003		2004		Change
	Amount	Percentages	Amount	Percentages	Amount	Percentages

	(in millions except percentages)
Interest income from loans receivable
Consumer loans	¥11,651	28.2	¥ 9,772	24.0	¥(1,878)	(16.1)
Wide loans	13,033	31.5	12,717	31.2	(316)	(2.4)
Small business owner loans	9,674	23.4	11,318	27.7	1,643	17.0
Business Timely loans	4,513	10.9	4,588	11.2	74	1.7
Secured loans	196	0.5	198	0.5	1	0.7
Notes receivable	2	0.0	28	0.1	25	848.3

Sub-total	39,073	94.5	38,623	94.7	(449)	(1.2)
Other financial income	0	0.0	1	0.0	0	67.0
Other operating income	2,307	5.5	2,170	5.3	(137)	(5.9)

Total non-consolidated operating revenues	¥41,381	100.0	¥40,795	100.0	¥ (586)	(1.4)

3)	Non-consolidated Loans Outstanding by Products

	March 31,
	2003			2004			Change
Loan Products	Accounts	Amount	Percentages	Accounts	Amount	Percentages	Accounts	Amount	Percentages

	(in millions except accounts and percentages)
Consumer loans	106,731	¥ 40,938	23.4	88,809	¥ 35,604	20.3	(17,922)	¥(5,334)	(13.0)
Wide loans	35,705	62,767	35.8	33,975	55,686	31.8	(1,730)	(7,080)	(11.3)
Small business owner loans	22,826	52,651	30.1	23,794	55,152	31.4	968	2,501	4.8
Business Timely loans	14,511	17,302	9.9	16,163	18,658	10.6	1,652	1,356	7.8
Secured loans	286	1,449	0.8	278	9,942	5.7	(8)	8,493	586.1
Notes receivable	28	15	0.0	176	396	0.2	148	381	2,486.6

Total non-consolidated loans outstanding	180,087	¥175,123	100.0	163,195	¥175,440	100.0	(16,892)	¥ 317	0.2

Note:	There were no subsidiaries with any loans outstanding at March 31, 2003 and 2004.

Japanese GAAP
Non-consolidated Financial Statements

May 6, 2004

Condensed Statements of Non-consolidated Financial Results
for the Year Ended March 31, 2004

Company Name:	NISSIN CO., LTD. (URL: http://www.nissin-f.co.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571)

Location of Head Office:	Ehime

President:	Kunihiko Sakioka, Representative Director

Inquiries:	Hitoshi Higaki, Managing Director and General Manager of Operations Control Division (Tel: +81-3-3348-2424)

Date of Board of Directors’ Meeting for Approval of the Financial Results:	May 6, 2004

Application of GAAP:	Japanese GAAP

Half-year Dividend:	Yes

Trade Unit:	One “Tan-gen” Constituted of 100 Shares

Scheduled Date of Annual Shareholders’ Meeting:	June 22, 2004

Japanese GAAP
Non-consolidated Financial Statements

6.	SUMMARY OF THE NON-CONSOLIDATED FINANCIAL RESULTS

1.	Non-consolidated Financial Results for the Year Ended March 31, 2004

1)	Non-consolidated Operating Results

	Years Ended March 31,
	2003		2004
		Percentage		Percentage
	Amount	(Note 4)	Amount	(Note 4)

	(in millions except percentages)
Operating revenues	¥41,381	13.7%	¥40,795	(1.4)%
Operating income	10,463	7.6	10,668	2.0
Ordinary income	10,304	9.3	10,596	2.8
Net income	4,945	(0.7)	5,483	10.9

	Years Ended March 31,
	2003	2004

	(in yen except percentages)
Net income per share:
Basic	¥75.85	¥43.49
Diluted	—	40.19
Return on equity (%)	11.2	11.2
Ratio of ordinary income to total assets (%)	5.4	5.3
Ratio of ordinary income to operating revenues (%)	24.9	26.0

Notes: 1.	The weighted-average numbers of outstanding shares were 64,460,020 shares for the year ended March 31, 2003 and 124,679,832 shares for the year ended March 31, 2004.
2.	On May 20, 2003, NISSIN completed a two-for-one stock split.
3.	Changes in accounting policy: Yes
4.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase (decrease) from the respective figures for the previous year.

2)	Dividends

	Years Ended March 31,
	2003	2004

Dividends per share (in yen):	15.00	8.50
Half-year dividend	6.50	3.75
Year-end dividend	8.50	4.75
Total year dividends payment (in millions)	958	1,062
Dividend payout ratio (%)	19.4	19.4
Ratio of dividend to shareholders’ equity (%)	2.1	2.0

Notes: 1.	Details of the dividend per share for the year ended March 31, 2004 Ordinary dividend: ¥8.50

2.	On May 20, 2003, NISSIN completed a two-for-one stock split.

Japanese GAAP
Non-consolidated Financial Statements

3)	Non-consolidated Financial Position

	March 31,
	2003	2004

	(in millions except percentages
	and per share data)
Total assets	¥201,680	¥201,733
Shareholders’ equity	44,883	53,150
Shareholders’ equity ratio (%)	22.3%	26.4%
Shareholders’ equity per share (in yen)	708.95	420.58

Notes: 1.	There were 63,229,770 outstanding shares at March 31, 2003 and 126,228,167 outstanding shares at March 31, 2004.
2.	The numbers of shares of treasury stock were 3,082,258 shares at March 31, 2003 and 8,498,025 shares at March 31, 2004.
3.	On May 20, 2003, NISSIN completed a two-for-one stock split.

2.	Non-consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2005

	Six Months Ending	Year Ending
	September 30, 2004	March 31, 2005

	(in millions)
Operating revenues	¥16,710	¥32,416
Ordinary income	4,224	7,570
Net income	4,384	6,160

Dividends Per Share

(in yen)
Half-year dividend for the six months ending September 30, 2004	¥2.25
Year-end dividend for the six months ending March 31, 2005	2.25

Total dividends for the year ending March 31, 2005	¥4.50

(Reference) Net Income per share for the year ending March 31, 2005 is forecasted to be ¥24.17

Notes: 1.	NISSIN will conduct a two-for-one stock split on May 20, 2004. Net income per share for the year ending March 31, 2005 is calculated by using the number of outstanding shares of common stock on March 31, 2004 adjusted for the stock split (252,456,334 shares). If the number of outstanding shares of common stock is not adjusted to reflect the stock split, net income per share for the year ending March 31, 2005 would be forecasted to be ¥48.33.

2.	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages 18 and 19 of the Supplementary Materials.

Japanese GAAP
Non-consolidated Financial Statements

7.	NON-CONSOLIDATED FINANCIAL STATEMENTS

1)	Non-consolidated Balance Sheets

	March 31,
	2003		2004
		Percentage		Percentage
		of Total		of Total	Change in
	Amount	Assets	Amount	Assets	Amount

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥23,336		¥18,362		¥(4,974)
Notes receivable (Note 5)	15		396		381
Loans receivable (Notes 1, 2, 9 and 10)	175,108		175,044		(63)
Factoring loans	17		19		2
Compensation of loans receivable	2		70		67
Interest receivable	1,177		1,060		(117)
Prepaid expenses	375		395		20
Deferred tax assets	1,477		1,252		(224)
Accrued income	4		38		33
Other	252		239		(12)
Allowance for loan losses	(9,818)		(10,424)		(606)

Total Current Assets	191,949	95.2	186,454	92.4	(5,494)

Fixed Assets:
Tangible fixed assets
Buildings (Note 1)	1,288		1,031
Accumulated depreciation	(737)		(563)

	550		467		(83)
Structures	52		37
Accumulated depreciation	(39)		(29)

	13		7		(6)
Equipment	429		361
Accumulated depreciation	(273)		(238)

	155		122		(33)
Land (Note 1)	1,092		355		(736)

Total tangible fixed assets	1,812	0.9	953	0.5	(859)
Intangible fixed assets
Software	138		95		(43)
Telephone rights	130		130		0
Other	348		858		510

Total intangible fixed assets	616	0.3	1,085	0.5	468

(Continued)

Japanese GAAP
Non-consolidated Financial Statements

	March 31,
	2003		2004
		Percentage		Percentage
		of Total		of Total	Change in
	Amount	Assets	Amount	Assets	Amount

	(in millions except percentages)
(Continued)
Investments and other assets
Investment securities (Note 1)	2,230		9,167		6,937
Investment in affiliates	1,498		1,671		173
Capital contribution	100		128		27
Loans to affiliates	700		142		(557)
Bankrupt and delinquent loans receivable (Notes 3 and 9)	2,628		3,850		1,221
Long-term prepaid expenses	33		54		21
Deferred tax assets	1,052		—		(1,052)
Deposit of restricted cash	222		425		202
Other (Note 1)	846		904		57
Allowance for loan losses	(2,010)		(3,103)		(1,093)

Total investments and other assets	7,301	3.6	13,240	6.6	5,938

Total Fixed Assets	9,731	4.8	15,278	7.6	5,547

Total Assets	¥201,680	100.0	¥201,733	100.0	¥52

Japanese GAAP
Non-consolidated Financial Statements

	March 31,
	2003		2004
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
		and		and
		Shareholders'		Shareholders'	Change in
	Amount	Equity	Amount	Equity	Amount

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Note 1)	¥3,100		¥2,100		¥(1,000)
Current portion of long-term borrowings (Note 1)	49,666		50,423		757
Current portion of bonds	5,000		21,500		16,500
Commercial paper	2,400		3,200		800
Other payable	419		380		(38)
Accrued expenses	454		492		37
Accrued income taxes	2,750		2,231		(518)
Deposit received	115		56		(59)
Unearned income	1		17		15
Accrued bonuses	87		617		530
Reserve for guarantee losses	9		108		99
Warrants	119		5		(113)
Other (Note 5)	34		262		227

Total Current Liabilities	64,157	31.8	81,395	40.3	17,237

Long-term Liabilities:
Bonds	26,500		6,000		(20,500)
Convertible bond	10,000		10,000		—
Long-term borrowings (Note 1)	52,154		43,677		(8,476)
Asset backed commercial paper (Note 1)	3,574		6,465		2,891
Deferred tax liabilities	—		649		649
Accrued retirement benefits — directors and statutory auditors	335		333		(2)
Other	76		61		(14)

Total Long-term Liabilities	92,640	45.9	67,188	33.3	(25,452)

Total Liabilities	156,797	77.7	148,583	73.6	(8,214)

SHAREHOLDERS’ EQUITY:
Common stock (Note 6)	6,610	3.3	7,218	3.6	607
Additional paid-in capital
General	8,933		9,647		713
Other
Gains on sales of treasury stock	0		44		43

Total additional paid-in capital	8,934	4.4	9,691	4.8	757
Retained earnings
Legal reserve	400		400		—
General reserves
Dividend reserves	1,000		1,000
Other	25,800		29,800

Total general reserves	26,800		30,800		4,000
Unappropriated retained earnings	5,193		5,620		427

Total retained earnings	32,394	16.1	36,821	18.3	4,427
Unrealized (losses) gain on investment securities (Note 7)	(239)	(0.1)	3,147	1.6	3,387
Treasury stock (Note 8)	(2,816)	(1.4)	(3,727)	(1.9)	(911)

Total Shareholders’ Equity	44,883	22.3	53,150	26.4	8,267

Total Liabilities and Shareholders’ Equity	¥201,680	100.0	¥201,733	100.0	¥52

Japanese GAAP
Non-consolidated Financial Statements

2)	Non-consolidated Statements of Income

	Years Ended March 31,
	2003		2004		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
Operating Revenues:
Interest income from loans receivable	¥39,073		¥38,623
Other financial income (Note 1)	0		1
Other operating income (Note 2)	2,307		2,170

Total operating revenues	41,381	100.0	40,795	100.0	¥(586)	(1.4)
Operating Expenses:
Financial costs (Note 3)	3,675		3,389
Other operating expenses
Costs of real estate leases and other	32		21
Advertising expenses	409		144
Loan charge-offs	2,079		656
Provision for loan losses	11,254		12,805
Provision for guarantee losses	9		108
Salaries for directors and statutory auditors	173		172
Salaries for employees	4,910		5,058
Bonuses	875		393
Provision for bonuses	87		617
Depreciation and amortization	106		101
Taxes and duties	488		407
Lease and rental expenses	2,026		1,908
Commission fees	803		648
Other	3,986		3,693

Total operating expenses	30,918	74.7	30,126	73.8	(791)	(2.6)

Operating Income	10,463	25.3	10,668	26.2	205	2.0

Other Income: (Note 4)
Interest income from loans to subsidiaries	26		10
Interest income from securities	0		0
Dividends received	27		22
Dividends from insurance	14		6
Guarantee fees received	9		41
Other	13		13

Total other income	90	0.2	94	0.2	4	4.7
Other Expenses:
Stock issuance costs	24		35
Bond issuance costs	61		14
ABCP issuance costs	126		83
Penalty of cancellation of real estate lease contracts	—		23
Other	36		10

Total other expenses	249	0.6	166	0.4	(82)	(33.2)

Ordinary Income	10,304	24.9	10,596	26.0	292	2.8

(Continued)

Japanese GAAP
Non-consolidated Financial Statements

	Years Ended March 31,
	2003		2004		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
(Continued)
Special Gain:
Gain on sales of fixed assets (Note 5)	10		117
Gain on sales of investment securities	136		343
Gain on sales of subsidiaries and affiliates	—		244

Total special gain	146	0.4	705	1.7	559	381.9
Special Losses:
Loss on sales of fixed assets (Note 6)	—		5
Loss on disposal of fixed assets (Note 7)	42		42
Devaluation of fixed assets (Note 8)	357		—
Impairment of fixed assets (Note 9)	—		590
Losses on sales of investment securities	396		469
Impairment of investment securities	619		239
Impairment of equity interest in affiliates	280		249
Penalty of cancellation of lease contracts	23		—

Total special losses	1,720	4.2	1,597	3.9	(122)	(7.1)

Income Before Income Taxes	8,730	21.1	9,705	23.8	974	11.2

Income Taxes:
Current	4,795		4,590
Deferred	(1,010)		(369)

Total income taxes	3,785	9.1	4,221	10.4	435	11.5

Net Income	4,945	12.0	5,483	13.4	538	10.9

Retained earnings at beginning of year	669		600		(68)
Half-year dividend paid	420		463		42

Unappropriated Retained Earnings at End of Year	¥5,193		¥5,620		¥427

Japanese GAAP
Non-consolidated Financial Statements

3)	Non-consolidated Statements of Appropriation of Earnings

	Years Ended March 31,
	2003	2004
			Change in
	Amount	Amount	Amount

	(in millions)
Unappropriated Retained Earnings at End of Year	¥5,193	¥5,620	¥427
Appropriations:
Cash dividends	537	599	62
Directors’ and statutory auditors’ bonuses	56	61	4
General reserves	4,000	4,300	300

Total appropriations	4,593	4,960	367

Unappropriated Retained Earnings Carried Forward	¥600	¥660	¥60

Notes: 1.	On December 10, 2002, NISSIN paid half-year dividends in a total amount of ¥420 million at ¥6.50 per share.
2.	On December 10, 2003, NISSIN paid half-year dividends in a total amount of ¥463 million at ¥3.75 per share.
3.	Dividends in the year ended March 31, 2003 were not paid for the 3,082,258 shares of treasury stock.
4.	Dividends in the year ended March 31, 2004 were not paid for the 8,498,025 shares of treasury stock.
5.	The amounts of statutory auditors’ bonuses included in “Directors’ and statutory auditors’ bonuses” above for the years ended March 31, 2003 and 2004 were ¥6 million and ¥3 million, respectively.

Details of cash dividends paid per share are as follows:

	Years Ended March 31,
	2003			2004
	Per Annum	Half-year	Year-end	Per Annum	Half-year	Year-end

	(in yen)
Dividends per common stock share	¥15.00	¥6.50	¥8.50	¥8.50	¥3.75	¥4.75
Ordinary dividends	14.00	6.50	7.50	8.50	3.75	4.75
Memorial dividends	1.00	—	1.00	—	—	—

Note:	On May 20, 2003, NISSIN completed a two-for-one stock split.

Japanese GAAP
Non-consolidated Financial Statements

4)	Significant Accounting Policies

1.	Valuation and Computation of Assets

1)	Investment securities

i.	Investment in subsidiaries and affiliates

Cost method, cost being determined by the moving average method.

ii.	Other securities

Marketable securities

Market value is determined by the quoted price at period end.

(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Private equity securities

Cost method, cost being determined by the moving average method.

2.	Depreciation and Amortization of Fixed Assets

1)	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998 is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

3.	Deferred Assets

The entire amounts of stock issuance costs and bonds issuance costs are treated as expenses for the fiscal year.

4.	Allowance for Loan Losses and Accrued Expenses

1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses calculated by applying a percentage based on collection experience in the past to the general loans, plus individually estimated uncollectible amounts with respect to doubtful loans.

Japanese GAAP
Non-consolidated Financial Statements

2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributed to the corresponding period.

3)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

5.	Basis for Revenue Recognition

Interest income from loans receivable:

Interest income from loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Restriction Law in Japan.

6.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

7.	Other Significant Accounting Policies for the Preparation of Non-consolidated Financial Statements

1)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.

5)	Changes in Accounting Policies

Accounting Standard for Impairment of Fixed Assets

Effective April 1, 2003, NISSIN adopted accounting for impairment of fixed assets stipulated by “Statement of Opinion, Accounting for Impairment of Fixed Assets “, which was issued by Financial Services Agency’s BAC on August 9, 2002, and “ASB Guidance No. 6, Guidance for Accounting Standard for Impairment of Fixed Assets”, which was issued by ASBJ on October 31, 2003. The effects of the adoption of these accounting standards on income before income taxes are ¥590 million.

In addition, under the modification of the Regulations Concerning Terminology, Forms and Methods of Preparation of the Financial Statements, the accumulated impairment amount is directly deducted from the amount of such fixed assets.

Japanese GAAP
Non-consolidated Financial Statements

6)	Changes in Presentation

Non-consolidated Statements of Income

“Penalty of cancellation of real estate lease contracts”, which was included in “Other” of “Other Expenses” for the previous year, is classified separately from the year ended March 31, 2004, as the amount of “Penalty of cancellation of real estate lease contracts” became more than one-tenth of the total of “Other Expenses”. The amount of “Penalty of cancellation of real estate lease contracts” for the previous year was ¥21 million.

Japanese GAAP
Non-consolidated Financial Statements

7)	Notes to Non-consolidated Financial Statements

Non-consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Loans receivable	¥38,858	¥28,295
Buildings and structures	377	356
Land	262	262
Investment securities	33	—
Investments and other assets	30	9

Total	¥39,563	¥28,923

Corresponding borrowings secured by the above collateral at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Short-term borrowings	¥3,100	¥2,100
Current portion of long-term borrowings	19,732	14,080
Long-term borrowings	14,310	8,857

Total	¥37,142	¥25,038

Loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Loans receivable	¥9,096	¥5,557
Long-term borrowings	8,075	4,967
Of which current portion	4,355	3,575

In addition, during the years ended March 31, 2003 and 2004, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Loans receivable	¥4,573	¥9,593
Asset backed commercial paper	3,574	6,465

Note 2.	Unsecured consumer loans included in loans receivable at March 31, 2003 and 2004 are ¥40,938 million and ¥35,604 million, respectively.

Japanese GAAP
Non-consolidated Financial Statements

Note 3.	Bankrupt and delinquent loans receivable

Loans receivable, with respect to which it is doubtful that all principal can be collected, are recognized as bankrupt loans receivable. Bankrupt loans receivable included in bankrupt and delinquent loans receivable at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Bankrupt loans receivable	¥619	¥998

Note 4.	Commitments and contingencies

	March 31,
	2003	2004

	(in millions)
Guarantees for loans outstanding of other alliance companies	¥1,504	¥3,616
Guarantees for borrowings of subsidiaries and affiliates:
Nissin Servicer Co., Ltd.	1,700	2,096
Shinsei Business Finance Co., Ltd.	—	1,200

Note 5.	Rediscounted notes at March 31, 2004 are ¥262 million.

Note 6.	Share issuances

	March 31,
	2003	2004

	(shares)
Total number of authorized shares	240,000,000	480,000,000

However, as stipulated by the Articles of Incorporation, when redemption of stock is executed, the corresponding number of shares must be reduced.

	March 31,
	2003	2004

	(shares)
Total number of issued shares	66,312,028	134,726,192

Increases in the number of shares issued that resulted from exercises of warrant rights for the years ended March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

Number of issued shares (shares)	—	2,102,136
Exercise price (in yen)	—	577.5

Total amount of increase in shareholders’ equity (in millions)	—	1,213
Amount to be credited to common stock account (in yen)	—	289

Total amount of increase in common stock (in millions)	—	607

Japanese GAAP
Non-consolidated Financial Statements

Increases in the number of issued shares that resulted from stock splits for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

Stock split ratio	two-for-one	two-for-one
Number of issued shares (shares)	33,156,014	66,312,028

Note 7.	Dividend restriction

Total assets increased by ¥3,147 million due to change of fair value of securities at March 31, 2004. Pursuant to the Article 290-1-6 of the Commercial Code, these amounts are restricted from appropriations of dividends.

Note 8.	Treasury stock

The numbers of shares of common stock held by NISSIN as treasury stock at March 31, 2003 and 2004 are as follows:

	March 31,
Type of shares	2003	2004

	(shares)
Common stock	3,082,258	8,498,025

Total number of shares of treasury stock	3,082,258	8,498,025

Note 9.	According to the requirement of the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	March 31,
	2003	2004

	(in millions)
(1) Bankrupt loans receivable	¥619	¥998
(2) Delinquent loans receivable	2,010	2,851
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	10,929	14,418

Total	¥13,560	¥18,268

Notes: (1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).
(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivables mentioned in (1), (4).
(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivables mentioned in (1), (2).
(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatments for the debtors such as reduction and exemption of the interest, grace of principal and interest payments, desertion of receivables, among others, in order to reorganize the borrowing company and support their financial conditions, excluding loans receivables mentioned in (1), (2), (3).

Japanese GAAP
Non-consolidated Financial Statements

Note 10.	The balances of loans outstanding under revolving contracts included in loans receivable at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Loans outstanding under revolving contracts	¥58,240	¥54,295

Under the terms and conditions of NISSIN’s revolving credit line agreements, NISSIN may, but is not committed to, lend funds to customers up to a maximum total amount of ¥95,895 million at March 31, 2004. NISSIN reviews credit lines based on account usage and customer creditworthiness.

NISSIN’s unfunded credit lines at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Total unfunded credit lines	¥35,927	¥41,599
Of which unfunded credit lines without any loans outstanding	28,705	34,624

Certain portions of revolving agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of NISSIN.

Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reason. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.

Japanese GAAP
Non-consolidated Financial Statements

Non-consolidated Statements of Income

Note 1.	Details of other financial income for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Other financial income:
Interest on deposits	¥ 0	¥ 0
Other	—	0

Total	¥ 0	¥ 1

Note 2.	Details of other operating income for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Other operating income:
Origination fee	¥1,175	¥926
Recovery from loans previously charged-off	978	795
Guarantee fees received	93	367
Rent revenue from real estate	56	37
Other	3	44

Total	¥2,307	¥2,170

Note 3.	Details of financial costs for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Financial costs:
Interest expense on borrowings	¥2,540	¥2,511
Interest expense on bonds	1,134	878

Total	¥3,675	¥3,389

Note 4.	Interest payments and dividends received from investment securities are recognized in other income for the years ended March 31, 2003 and 2004.

Japanese GAAP
Non-consolidated Financial Statements

Note 5.	Details of gain on sales of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Gain on sales of fixed assets:
Building	¥0	¥0
Structures	0	—
Equipment	0	0
Software	—	0
Land	9	116

Total	¥10	¥117

Note 6.	Details of loss on sales of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Loss on sales of fixed assets:
Building	¥ —	¥ 1
Structures	—	0
Equipment	—	0
Land	—	3

Total	¥ —	¥ 5

Note 7.	Details of loss on disposal of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Loss on disposal of fixed assets:
Building	¥ 23	¥ 31
Structures	8	4
Equipment	11	6

Total	¥ 42	¥ 42

Note 8.	Details of devaluation of fixed assets for the year ended March 31, 2003 are as follows:

Year Ended March 31,
2003

(in millions)
Devaluation of fixed assets:
Buildings	¥ 73
Structures	0
Equipment	0
Land	284

Total	¥ 357

Japanese GAAP
Non-consolidated Financial Statements

Note 9.	Details of impairment of fixed assets for the year ended March 31, 2004 are as follows:

Location:	Matsuyama City, Ehime
Classification of fixed assets:	Real estate for lease (parking space)
Type of fixed assets:	Land
Impairment amount (in millions):	¥590

For the purpose of grouping its fixed assets, NISSIN classified each of its real estate properties for lease and its branches and loan offices as an independent cash flows generating base unit, and its principal office equipment and fixtures as common property.

In respect of the abovementioned parking space which is classified as real estate for lease, due to a significant decline in the fair value of the asset, its carrying value was reduced to its estimated recoverable amount. As a result, NISSIN incurred special losses of ¥ 590 million as an impairment loss for the excess of the carrying value over the recoverable amount.

Additionally, the recoverable amount of such fixed assets group is measured based on the net salable price, and is computed and evaluated based on the amount appraised from land assessments and the assessed value for tax purposes that NISSIN believes appropriately reflects the market price of the assets.

Japanese GAAP
Non-consolidated Financial Statements

Significant Subsequent Events

(April 1, 2002 ~ March 31, 2003)

1.	On March 10, 2003, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2003
2) Type of newly issued shares subject to the stock split:	Common stock
3) Increase in the number of shares due to the stock split:	66,312,028 shares
4) Stock split date:	May 20, 2003
5) Dividend paid for the year from:	April 1, 2003

If the stock split is deemed to have occurred on April 1, 2001, per share data are adjusted retrospectively as follows:

	Years Ended March 31,
	2002	2003

	(in yen)
Shareholders’ equity per share	¥329.10	¥354.48
Net income per share:
Basic	37.39	37.92
Diluted	37.39	—

The diluted net income per share for the year ended March 31, 2003 is not presented, as there was no dilution effect for the fiscal year.

2.	The Board of Directors on May 12, 2003, and subsequently the Annual Shareholders’ Meeting held on June 24, 2003, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Grant for:	NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisors or employees, including employees dispatched to other companies, at the time of the issuance of such new stock subscription rights.
(2) Type of shares:	Common stock
(3) Number of shares of common stock:	Up to a maximum total of 1,500,000 shares
(4) Amount to be paid in upon stock option exercise: (5) Exercise period:	The amount to be paid in upon exercise of a stock option shall be an amount obtained by multiplying the average daily price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5) Exercise period:	Over the three years from the first day of the month following the month of the approval date.

Japanese GAAP
Non-consolidated Financial Statements

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2) Type of newly issued shares subject to the stock split:	Common stock
3) Increase in the number of shares due to the stock split:	134,726,192 shares
4) Stock split date:	May 20, 2004
5) Dividend paid for the year from:	April 1, 2004

If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retrospectively as follows:

	Years Ended March 31,
	2003	2004

	(in yen)
Shareholders’ equity per share	¥177.24	¥210.29
Net income per share:
Basic	18.96	21.75
Diluted	—	20.09

The diluted net income per share for the year ended March 31, 2003 is not presented, as there was no dilution effect for the fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the transfer of unsecured and un-guaranteed consumer loans from NISSIN to Orient Credit Co., Ltd. This decision has been made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the transfer agreement are as follows:

1)	Transfer amount:

The amount is the balance of consumer loans outstanding as of May 31, 2004. The total transfer price will be determined on May 31, 2004 and the price will be equivalent to the balance of these consumer loans.

2)	Transfer schedule:

May 6, 2004:	Board of Directors’ approval on transfer agreement Conclusion of transfer agreement
May 31, 2004:	Determination of total transfer price
June 1, 2004:	Transfer date (distribution of transfer notice)

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-Chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 person
Number of offices:	2 offices

Japanese GAAP
Non-consolidated Financial Statements

8)	Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

1.	Equivalents of acquisition costs, accumulated amortization and book value at March 31, 2003 and 2004 are as follows::

	March 31,
	2003	2004

	(in millions)
Equipment:
Acquisition costs equivalent	¥1,563	¥1,993
Accumulated amortization equivalent	(630)	(705)

Book value equivalent	932	1,287
Software:
Acquisition costs equivalent	1,593	1,392
Accumulated amortization equivalent	(750)	(787)

Book value equivalent	843	605
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(0)	(1)

Book value equivalent	3	2

Total:
Acquisition costs equivalent	3,162	¥3,390
Accumulated amortization equivalent	1,381	(1,494)

Book value equivalent	¥1,780	1,895

2.	The amounts of outstanding future lease payments at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Due within one year	¥618	¥645
Due after one year	1,187	1,275

Total	¥1,806	¥1,920

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2003 and 2004 are as follows:

	Years Ended March 31,
	2003	2004

	(in millions)
Lease payments	¥840	¥747
Amortization expense equivalent	789	712
Interest expense equivalent	42	36

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of lease obligations is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the lease obligations, with the amount allocated to each accounting period using the interest method.

Japanese GAAP
Non-consolidated Financial Statements

9)	Investment Securities

Information regarding investments in subsidiaries and affiliates with market quotation available at March 31, 2003 and 2004 is as follows:

	Years Ended March 31,
	2003			2004
	Carrying	Market		Carrying	Market
	Value	Value	Differences	Value	Value	Differences

	(in millions)
Investment in affiliates	¥532	¥542	¥9	¥—	¥—	¥—

Total	¥532	¥542	¥9	¥—	¥—	¥—

Japanese GAAP
Non-consolidated Financial Statements

10)	Deferred Income Taxes

1.	Significant components of deferred tax assets and liabilities at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004

	(in millions)
Deferred tax assets:
Loan charge-offs	¥69	¥43
Allowance for loan losses	1,674	1,739
Accrued local taxes	242	191
Accrued retirement benefits — directors and statutory auditors	135	135
Accrued bonuses	14	249
Devaluation of fixed assets	149	—
Impairment of fixed assets	—	239
Unrealized losses on investment securities	162	—
Other	79	137

Total deferred tax assets	2,529	2,736
Deferred tax liabilities:
Unrealized gain on investment securities	—	2,133

Total deferred tax liabilities	—	2,133

Net deferred tax assets	¥2,529	¥602

2.	The reconciliation of the difference between statutory tax rate and the effective income tax rate for the year ended March 31, 2003 is omitted as the total of these differences is less than 5% of statutory tax rate.

The reconciliation of the difference between the statutory tax rate and the effective income tax rate for the year ended March 31, 2004 is as follows:

(percentages)

Statutory tax rate	40.5%
Increase (reduction) in taxes resulting from:
Expenses not deductible for tax purpose	0.4
Per capita levy	0.7
Special tax credit upon application of IT Investment Promotion Tax Incentive	(0.1)
Effect of tax rate change	1.8
Other	0.2

Effective income tax rate	43.5%

3.	In conjunction with the promulgation of “Law Concerning an Amendment of Local Tax Law etc., (Article 9, 2003)” on March 31, 2003, it has been determined that pro forma standard taxation will be adopted on corporate income taxes from the fiscal year beginning on April 1, 2004. Therefore, the Company reviewed its calculation for deferred tax assets etc. using the statutory income tax rate after the implementation of the new law.

The effects from this modification are as follows:

Deferred tax assets (net):	A decrease of ¥36 million
Income taxes (deferred):	An increase of ¥30 million
Unrealized losses on investment securities:	An increase of ¥5 million

Japanese GAAP
Non-consolidated Financial Statements

11)	Supplemental Reference Data

The summary of per share data with retrospective adjustments for the past five years is as follows:

1.	Before retrospective adjustments

Consolidated:

	Years Ended March 31,
Per share data	2000	2001	2002	2003	2004

	(in yen)
Net income per share	¥—	¥477.54	¥146.13	¥79.63	¥49.04
Shareholders’ equity per share	—	3,573.25	1,310.62	708.98	425.90
Dividends per share	—	70.00	25.00	15.00	8.50
Half-year dividend	—	35.00	12.50	6.50	3.75
Year–end dividend (scheduled)	—	35.00	12.50	8.50	(4.75)

	March 31,
	2000	2001	2002	2003	2004

	(shares)
Number of outstanding shares at end of year	—	10,909,244	32,955,278	63,229,770	126,228,167

Non-consolidated:

	Years Ended March 31,
Per share data	2000	2001	2002	2003	2004

	(in yen)
Net income per share	¥411.89	¥484.67	¥151.02	¥75.85	¥43.49
Shareholders’ equity per share	3,146.46	3,580.35	1,317.86	708.95	420.58
Dividends per share	60.00	70.00	25.00	15.00	8.50
Half-year dividend	25.00	35.00	12.50	6.50	3.75
Year–end dividend (scheduled)	35.00	35.00	12.50	8.50	(4.75)

	March 31,
	2000	2001	2002	2003	2004

	(shares)
Number of outstanding shares at end of year	10,780,578	10,909,338	32,955,278	63,229,770	126,228,167

Japanese GAAP
Non-consolidated Financial Statements

If the per share data figures for the year ended March 31, 2004 presented in the Condensed Statements of Financial Results are set as 100, the figures retrospectively adjusted for the dilutions caused by the stock splits are presented below.

2.	After retrospective adjustments

Consolidated:

	Years Ended March 31,
Per share data	2000	2001	2002	2003	2004

	(in yen)
Net income per share	¥—	¥39.32	¥36.17	¥39.82	¥49.04
Shareholders’ equity per share	—	297.30	327.29	354.49	425.90
Dividends per share	—	5.83	6.25	7.50	8.50
Half-year dividend	—	2.92	3.13	3.25	3.75
Year–end dividend (scheduled)	—	2.92	3.13	4.25	(4.75)

	March 31,
	2000	2001	2002	2003	2004

	(shares)
Number of outstanding shares at end of year	—	130,910,928	131,821,112	126,459,540	126,228,167

Non-consolidated:

	Years Ended March 31,
Per share data	2000	2001	2002	2003	2004

	(in yen)
Net income per share	¥33.93	¥39.92	¥37.39	¥37.92	¥43.49
Shareholders’ equity per share	261.81	297.90	329.10	354.48	420.58
Dividends per share	5.00	5.83	6.25	7.50	8.50
Half-year dividend	2.08	2.92	3.13	3.25	3.75
Year–end dividend (scheduled)	2.92	2.92	3.13	4.25	(4.75)

	March 31,
	2000	2001	2002	2003	2004

	(shares)
Number of outstanding shares at end of year	129,366,792	130,910,928	131,821,112	126,459,540	126,228,167

Notes: 1.	Consolidated financial statements were not prepared prior to the year ended March 31, 2001, which was the first year for which consolidated financial statements were prepared.
2.	On May 21, 2001, NISSIN completed a three-for-one stock split.
3.	On May 21, 2002, NISSIN completed a two-for-one stock split.
4.	On May 20, 2003, NISSIN completed a two-for-one stock split.
5.	Net income per share is calculated by assuming that all the stock splits occurred at the beginning of their respective fiscal years.
6.	The per share data are adjusted retrospectively, applying the Accounting Standard No.2 of “Accounting Standard Concerning Net Income Per Share”, issued by ASBJ on September 25, 2002.

Japanese GAAP
Non-consolidated Financial Statements

8.	REASSIGNMENT OF DIRECTORS AND STATUTORY AUDITORS (EFFECTIVE FROM JUNE 22, 2004)

1.	Reassignment of Representative Director

None

2.	Reassignment of Directors and Statutory Auditors

(1)	Nominated Director

Director and General Manager, Assistant to President:	Akihiro Nojiri (Currently General Manager, Assistant to President)

Note: The approval concerning this assignment pursuant to the National Public Service Law (NPSL) is under proceedings.

(2)	Nominated Statutory Auditor

Statutory Auditor:	Katsuhiko Asada (Currently Certified Public Accountant)

Note:	Karsuhiko Asada is statutory auditor assigned from outside the Company pursuant to Article 18-1 of the “Law for Special Exceptions to the Commercial Code Concerning Audits, etc. of Joint Stock Corporations.”

(3)	Retiring Director

Director and General Manager, Advice to Sales and Marketing Control Division:	Yoshio Tanida (Prospective General Manager, Advice to Sales and Marketing Control Division)

(4)	Retiring Statutory Auditor

Statutory Auditor:	Yoshimitsu Nishijima